OFFER TO PURCHASE AND CONSENT SOLICITATION

                           CENTENNIAL CELLULAR CORP.
            OFFERS TO PURCHASE FOR CASH AND SOLICITATION OF CONSENTS
                                WITH RESPECT TO
                        8 7/8% SENIOR NOTES DUE 2001 AND
                         10 1/8% SENIOR NOTES DUE 2005

       THE TENDER OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 14, 1998, UNLESS EXTENDED (THE 'TENDER OFFER EXPIRATION DATE'). THE SOLICITATIONS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, SEPTEMBER 21, 1998, UNLESS EXTENDED (THE 'SOLICITATION EXPIRATION DATE'). HOLDERS OF THE NOTES MUST TENDER THEIR NOTES ON OR PRIOR TO THE TENDER OFFER EXPIRATION DATE IN ORDER TO RECEIVE THE PURCHASE PRICE (AS DEFINED BELOW). HOLDERS OF NOTES MUST TENDER THEIR NOTES AND PROVIDE THEIR CONSENTS (AS DEFINED BELOW) ON OR PRIOR TO THE SOLICITATION EXPIRATION DATE IN ORDER TO RECEIVE THE CONSENT PAYMENT (AS DEFINED BELOW). TENDERS MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE SOLICITATION EXPIRATION DATE, BUT NOT THEREAFTER.

     In connection with the proposed merger (the 'Merger') of Centennial Cellular Corp., a Delaware corporation (the 'Company'), with CCW Acquisition Corp., a Delaware corporation ('CCW') organized at the direction of Welsh, Carson, Anderson & Stowe VIII, L.P., a Delaware limited partnership ('WCAS'), the Company hereby offers to purchase for cash (each such offer, a 'Tender Offer' and, collectively, the 'Tender Offers'), upon the terms and subject to the conditions set forth in this Offer to Purchase and Consent Solicitation (as it may be amended from time to time, the 'Offer to Purchase and Consent Solicitation') and the related Consent and Letter of Transmittal (the 'Consent and Letter of Transmittal' and together with the Offer to Purchase and Consent Solicitation, the 'Offer Documents'), all of its debt securities listed below (the 'Notes') for a cash purchase price with respect to each series of Notes as determined below. Upon consummation of the Merger, the Company (also referred to as the 'Surviving Corporation') will be the surviving corporation and approximately 92.9% of its outstanding common stock will be owned by WCAS and certain other investors.

                                                              APPLICABLE           APPLICABLE       APPLICABLE   APPLICABLE
                AGGREGATE PRINCIPAL       SECURITY             REFERENCE         REFERENCE U.S.      REFERENCE      FIXED
CUSIP NO.       AMOUNT OUTSTANDING       DESCRIPTION          DATE/PRICE        TREASURY SECURITY      PAGE        SPREAD
                                                                                   6 3/8% U.S.
                                     8 7/8% Senior Notes                          Treasury due
15133VAA7          $250,000,000           due 2001          5-1-99/105.25%           4-30-99            PX3        50.0bps
                                                                                   6 1/2% U.S.
                                       10 1/8% Senior                             Treasury due
15133VAB5          $100,000,000        Notes due 2005        5-15-05/100%            5-15-05            PX6        75.0bps

                  CONSENT
CUSIP NO.         PAYMENT
15133VAA7         $25.00
15133VAB5         $25.00

     The total consideration with respect to each series of Notes tendered pursuant to the Tender Offers will be a price calculated in accordance with the standard market practice as described in Appendices A, B and C to this Offer to Purchase and Consent Solicitation, based on the assumption that each series of Notes will be redeemed in full on the Applicable Reference Date as specified above (the 'Applicable Reference Date') (using the then applicable Redemption Price) and the yield to the Applicable Reference Date (the 'Tender Offer Yield') equal to the sum of (x) the yield on the applicable U.S. Treasury security specified above for each series of Notes as calculated by the Dealer Manager (as defined below) in accordance with standard market practice, based on the bid side price for such U.S. Treasury security specified above at 2:00 p.m. on the second business day immediately preceding the Tender Offer Expiration Date (the 'Price Determination Date'), as displayed on the relevant Bloomberg Page of the Bloomberg Government Pricing Monitor (or any recognized quotation source selected by the Dealer Manager in its sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous), plus
(y) a number of basis points as specified above for each series of Notes (such price being rounded to the nearest cent per $1,000 principal amount), which amount includes the Consent Payment (the 'Total

                                                  (Cover continued on next page)
                            ------------------------
  The Dealer Manager for the Tender Offers and the Solicitation Agent for the
                               Solicitations is:

                              MERRILL LYNCH & CO.
                            ------------------------
                               September 8, 1998

(Cover continued from previous page)

Consideration'). The Total Consideration, minus the Consent Payment of $25 (the 'Consent Payment'), is the 'Purchase Price.' In either the case of the Total Consideration or the Purchase Price, accrued and unpaid interest on such $1,000 principal amount will be paid up to, but not including, the date of payment for Notes accepted for purchase (the 'Payment Date').

     In conjunction with the Tender Offers, the Company hereby solicits (with respect to each series of Notes, a 'Solicitation,' and collectively, the 'Solicitations') consents (the 'Consents') from Holders of not less than a majority in aggregate principal amount outstanding of each series of Notes not owned by the Company or its affiliates (the 'Requisite Consents') to the Proposed Amendments (the 'Proposed Amendments') to the indenture and supplements thereto under which each such series of Notes was issued (the 'Indenture' for each such series and, together with all of the indenture supplements under which the other Notes were issued, the 'Indentures'). The Proposed Amendments with respect to each series of Notes would eliminate or modify certain of the covenants in the Indentures. If a Holder's Notes are not properly tendered pursuant to the Tender Offers on or prior to the Solicitation Expiration Date or such Holder's Consents either are not properly delivered, or are revoked and not properly redelivered, on or prior to the Solicitation Expiration Date, such Holder will not receive a Consent Payment, even though the Proposed Amendments will be effective as to any of such Holder's Notes that are not properly tendered and purchased in the Tender Offers if the Proposed Amendments become effective. See 'The Proposed Amendments.'

     Notwithstanding any other provision of the Tender Offers or the Solicitations, the Company's obligation to accept for purchase, and to pay for, Notes validly tendered pursuant to each Tender Offer is subject to certain conditions, including, among other things, (i) the receipt of the Requisite Consents prior to the Solicitation Expiration Date, (ii) valid tenders of Notes from Holders of not less than a majority in aggregate principal amount outstanding of each series of Notes, and (iii) the consummation of the Merger. The Merger is subject to certain conditions, including the consummation of the Tender Offers and the receipt of certain approvals from the Federal Communications Commission ('FCC'). The Company's obligation to make Consent Payments with respect to each series of Notes is also subject to certain conditions, including consummation of the Tender Offers. See 'The Tender Offers and the Solicitations -- Conditions of the Tender Offers and the Solicitations.'

     Questions and requests for assistance or for additional copies of this Offer to Purchase and Consent Solicitation or the accompanying Consent and Letter of Transmittal may be directed to the Information Agent (as defined below) or the Dealer Manager at the address and telephone numbers set forth on the back cover hereof. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Tender Offers and the Consent Solicitations.

     THE COMPANY RESERVES THE RIGHT WITH RESPECT TO EACH TENDER OFFER AND SOLICITATION TO WAIVE ANY AND ALL CONDITIONS TO SUCH TENDER OFFER OR SOLICITATION AND TO ACCEPT FOR PURCHASE ANY NOTE TENDERED PURSUANT TO SUCH TENDER OFFER. ANY OR ALL OF THE CONDITIONS TO ANY OF THE TENDER OFFERS AND SOLICITATIONS MAY BE WAIVED INDEPENDENTLY OF WHETHER SUCH CONDITIONS ARE WAIVED WITH RESPECT TO THE OTHER TENDER OFFERS AND SOLICITATIONS AND THE COMPANY RESERVES THE RIGHT TO CONSUMMATE ANY OF THE TENDER OFFERS REGARDLESS OF WHETHER THE OTHERS ARE CONSUMMATED. SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS AND THE TERMS SET FORTH IN THIS OFFER TO PURCHASE AND CONSENT SOLICITATION, THE COMPANY RESERVES THE RIGHT TO EXTEND OR TERMINATE ANY OF THE TENDER OFFERS AND SOLICITATIONS, OR TO OTHERWISE AMEND ANY OF THE TENDER OFFERS AND SOLICITATIONS IN ANY RESPECT.

     THIS OFFER TO PURCHASE AND CONSENT SOLICITATION HAS NOT BEEN FILED WITH OR REVIEWED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY OF ANY COUNTRY, NOR HAS ANY SUCH COMMISSION OR AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFER TO PURCHASE AND CONSENT SOLICITATION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND MAY BE A CRIMINAL OFFENSE.

     THIS OFFER TO PURCHASE AND CONSENT SOLICITATION AND THE CONSENT AND LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFERS AND THE SOLICITATIONS.

     This Offer to Purchase and Consent Solicitation does not constitute an offer to any person in any jurisdiction in which such offer would be unlawful, and the Tender Offers are not being made to, and tenders will not be accepted from, Holders of Notes in states in which the Tender Offers or acceptance thereof would constitute a violation of the securities or Blue Sky laws of such jurisdiction. In accordance with various state securities laws applicable to the Tender Offers which require the Tender Offers to be made to the public by a licensed broker or dealer, the Tender Offers are hereby made to the Holders of Notes residing in each such state by the Dealer Manager on behalf of the Company. No person has been authorized to make any recommendation on behalf of the Company as to whether Holders should tender Notes or deliver Consents pursuant to the Tender Offers or the Solicitations. No person has been authorized to give any information or to make any representation in connection therewith other than those contained herein or in the accompanying Consent and Letter of Transmittal. If made or given, such recommendation or any such information or representation must not be relied upon as having been authorized by the Company.

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). The reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661-2511.

Copies of such material also can be obtained from the Public Reference Section of the Commission, at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates and at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. In addition, the Commission maintains a web site on the Internet that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Offer to Purchase and Consent Solicitation incorporates by reference documents which are not presented herein or delivered herewith. Copies of such documents relating to the Company, other than exhibits to such documents (unless such exhibits specifically are incorporated by reference in such documents), are available without charge, upon written or oral request, from Centennial Cellular Corp., 50 Locust Avenue, New Canaan, Connecticut 06840, Attention: Secretary, telephone: (203) 972-2000 or the Information Agent, Beacon Hill Partners, Inc., 90 Broad Street, 20th Floor, New York, N.Y. 10004, Attention: Edward McCarthy, telephone: (212) 843-8500. In order to ensure timely delivery of the documents requested, any such request should be made as soon as possible prior to the Solicitation Expiration Date or Tender Offer Expiration Date.

     The following documents previously filed by the Company with the Commission (File Number 0-19603) are incorporated in this Offer to Purchase and Consent Solicitation by reference:

          (1) the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1998 filed with the Commission on August 20, 1998; and

          (2) the Company's Current Report on Form 8-K filed with the Commission on July 16, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Offer to Purchase and Consent Solicitation and prior to the Tender Offer Expiration Date shall also be deemed to be incorporated by reference in this Offer to Purchase and Consent Solicitation and to be a part hereof from the date of filing of such documents. Any statement contained in this Offer to Purchase and Consent Solicitation or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offer to Purchase and Consent Solicitation to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements as modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase and Consent Solicitation.

     The Company will provide without charge to each person to whom this Offer to Purchase and Consent Solicitation is delivered, upon request of such person, a copy of any of: (i) the Indenture dated November 15, 1993 among the Company and the Bank of Montreal Trust Company, as Trustee, with respect to the Notes;
(ii) the First Supplemental Indenture dated as of November 15, 1993 between the Company and Bank of Montreal Trust Company, as Trustee, with respect to the 8 7/8% Senior Notes due 2001; (iii) the Second Supplemental Indenture dated as of May 11, 1995 between the Company and Bank of Montreal Trust Company, as Trustee, with respect to the 10 1/8% Senior Notes due 2005; (iv) the forms of Supplemental Indenture relating to the Proposed Amendments with respect to each Series of Notes (the 'Supplemental Indentures' for such series of Notes); and
(v) any or all information incorporated by reference in this Offer to Purchase and Consent Solicitation (not including exhibits to such incorporated information that are not specifically incorporated by reference into such information). Written or telephone requests for such copies should be directed to Scott N. Schneider, Senior Vice President, Chief Financial Officer and Treasurer, Centennial Cellular Corp., 50 Locust Avenue, New Canaan, Connecticut 06840, telephone: (203) 972-2000 or the Information Agent, Beacon Hill Partners, Inc., 90 Broad Street, 20th Floor, New York, N.Y. 10004, Attention: Edward McCarthy, telephone: (212) 843-8500.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     This Offer to Purchase and Consent Solicitation includes 'forward-looking statements' within the meaning of various provisions of the Securities Act of 1933, as amended, and the Exchange Act. All statements included in this Offer to Purchase and Consent Solicitation, other than statements of historical facts, that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of the Company's business and operations, plans, references to future success and other such matters are forward-looking statements. Such statements represent the Company's reasonable judgment on the future and are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially. Such factors include, but are not limited to: a change in economic conditions in the Company's markets which adversely affects the level of demand for wireless services; greater than anticipated competition resulting in price reductions, new product offerings or higher customer acquisition costs; better than expected customer growth necessitating increased investment in network capacity; increased cellular fraud; the impact of new business opportunities requiring significant initial investments; and the impact of deployment of new technologies on capital spending. All forward-looking statements contained in this Offer to Purchase and Consent Solicitation are qualified in their entirety by this cautionary statement. The Company does not intend to update or otherwise revise the forward-looking statements to reflect events or circumstances after the date of this Offer to Purchase and Consent Solicitation or to reflect the occurrence of unanticipated events.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
ADDITIONAL INFORMATION.....................................................................................      1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................      2
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION.................................................      3
SUMMARY....................................................................................................      5
     The Company...........................................................................................      5
     The Merger............................................................................................      5
     Financing of the Merger...............................................................................      6
     Purpose of the Tender Offers and Solicitations........................................................      6
CERTAIN INVESTMENT CONSIDERATIONS..........................................................................      7
     Potential Adverse Effect on Market for Notes Not Tendered.............................................      7
     Loss of Covenant Protection...........................................................................      7
     Substantial Leverage; Common Stockholders' Deficit....................................................      7
     Holding Company Structure.............................................................................      8
     Restrictive Covenants; Consequences of Default........................................................      8
     Net Losses; Interest Expense..........................................................................      9
     Acquisitions and Investments..........................................................................      9
     Competition...........................................................................................      9
     Highly Regulated Industry.............................................................................     10
     New Industry; Developing and Changing Technologies; Subscriber Cancellations..........................     10
     Refinancing and Interest Rate Exposure Risks..........................................................     11
     Potential for Changes in Accounting Standards.........................................................     11
     Investment Interests; Capital Calls...................................................................     11
     Control by WCAS, Blackstone and their Affiliates......................................................     11
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)....................................................     12
THE TENDER OFFERS AND THE SOLICITATIONS....................................................................     19
     Principal Terms of the Tender Offers and the Solicitations............................................     19
     Conditions of the Tender Offers and the Solicitations.................................................     20
     Expiration Date; Extension; Termination; Amendments...................................................     22
     Acceptance of Notes for Purchase; Payment for Notes; Payment of Consent Payments......................     23
     Procedures for Tendering Notes and Delivering Consents................................................     24
     Backup Federal Income Tax Withholding.................................................................     28
     Withdrawal of Tenders; Revocation of Consents; Absence of Appraisal Rights............................     28
     Dealer Manager........................................................................................     29
     Depositary............................................................................................     30
     Information Agent.....................................................................................     30
     Miscellaneous.........................................................................................     30
THE PROPOSED AMENDMENTS....................................................................................     31
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................................................     33
     General...............................................................................................     33
     Sale of Notes Pursuant to the Tender Offers...........................................................     33
     The Consent Payments..................................................................................     34
     Withholding of Consent and Retention of Notes.........................................................     34
     Backup Withholding....................................................................................     34
APPENDIX A.................................................................................................     35
APPENDIX B.................................................................................................     36
APPENDIX C.................................................................................................     37
ANNEX I: THE PROPOSED AMENDMENTS...........................................................................    A-1

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes thereto, incorporated by reference in this Offer to Purchase and Consent Solicitation. See 'Additional Information' and 'Incorporation of Certain Documents by Reference.' References herein to the 'Company' include Centennial Cellular Corp. and its subsidiaries.

THE COMPANY

     The Company is primarily engaged in the ownership and operation of wireless telephone systems. The Company's current wireless telephone interests represent approximately 10.1 million Net Pops (as defined below). Approximately 6.5 million of these Net Pops are represented by the Company's wireless telephone systems located in the continental United States (the 'Domestic Wireless Telephone Systems'). The balance of approximately 3.6 million Net Pops represents the Company's wireless telephone system in the Commonwealth of Puerto Rico (the 'Puerto Rico Wireless Telephone System'). 'Pops' means the population of a market derived from the 1990 Census Report of the Bureau of the Census, United States Department of Commerce, and 'Net Pops' means a market's Pops multiplied by the percentage interest that the Company owns in an entity licensed (a 'licensee') by the FCC to construct or operate a wireless telephone system in that market.

     The Company's wireless telephone systems, which include systems utilizing both cellular and personal communications service ('PCS') licenses, provide communications services to vehicle-installed ('mobile'), ready-to-carry ('transportable') and hand-held ('portable') wireless telephones. Wireless telephone systems are designed to allow for significant mobility of the subscriber. In addition to mobility, wireless telephone systems provide access through system interconnections to local and long distance telecommunications networks and offer other ancillary services such as voice-mail, call-waiting, call-forwarding and conference calling. These communications services can be integrated with a variety of competing networks.

     The Company operates its Domestic Wireless Telephone Systems pursuant to 29 cellular licenses which it owns, and operates its Puerto Rico Wireless Telephone System pursuant to a PCS license which it owns. The Company's PCS license also covers the U.S. Virgin Islands. Wireless telephone technology is based upon the radio coverage of a given geographic area by a number of overlapping 'cells.'

     The Company's current wireless telephone interests represent approximately
10.1 million Net Pops. Approximately 5.4 million of these Net Pops are represented by interests in those Domestic Wireless Telephone Systems that the Company owns and operates in three geographic clusters: the Michiana cluster in Michigan, Ohio and Indiana; the East Texas/Louisiana cluster in Texas, Louisiana and Mississippi; and the Southwestern cluster in California and Arizona. Approximately 3.6 million of these Net Pops represent the Company's Puerto Rico Wireless Telephone System. The balance of approximately 1.1 million of these Net Pops represents minority interests in limited partnerships which are controlled by other parties.

     Centennial was organized in 1988. The Company's principal corporate office is located at 1305 Campus Parkway, Neptune, New Jersey 07753. Its telephone number is (732) 919-1000.

THE MERGER

     On July 2, 1998 the Company and CCW entered into an Agreement and Plan of Merger (the 'Merger Agreement'), providing for the merger of CCW with and into the Company. The Company will continue as the surviving corporation.

     Subject to the effects of proration as described herein, upon the consummation of the Merger, all issued and outstanding shares of capital stock of the Company (the 'Shares'), other than Shares owned by CCW or the Company and Shares owed by persons who perfect statutory dissenter's rights, shall be converted as follows: (i) outstanding shares of Class A Common Stock, par value $.01 per share, of the Company (the 'Common Shares'), shall be converted into the right to (a) retain up to 7.1% of

Common Shares outstanding after the Merger or (b) receive $43.50 per share in cash; (ii) outstanding shares of Class B Common Stock, par value $.01 per share, of the Company (the 'Class B Shares') shall be converted into the right to receive $43.50 in cash per share, provided that, if the aggregate number of Common Shares elected to be retained by the Company's existing stockholders is less than 7.1% of the shares outstanding after the Merger, then a number of Class B Shares equal to the pro rata portion of such shortfall will be converted into Common Shares and retained; and (iii) all outstanding shares of (x) Convertible Preferred Stock, par value $.01 per share, of the Company (the 'Convertible Preferred Shares') and (y) Second Series Convertible Preferred Stock, par value $.01 per share, of the Company (the 'Second Series Convertible Preferred Shares' and, together with the Convertible Preferred Shares, the 'Convertible Preferred Stock') shall be converted into the right to receive $43.50 per share in cash on an as-converted basis.

     The Company's principal stockholder, Century Communications Corp. ('Century'), has agreed to vote its Shares of the Company in favor of the Merger so long as the Merger Agreement remains in effect. Since Century controls, on a fully diluted basis, more than a majority of the outstanding votes of the Company required to approve the Merger, no further vote is necessary to approve the Merger.

FINANCING OF THE MERGER

     In connection with the Merger, CCW has received a commitment from a third party for financing for CCW and certain existing and future subsidiaries of the Company in the aggregate amount of approximately $1.6 billion in the form of senior secured credit facilities and an unsecured bridge loan. Additionally, an affiliate of WCAS has agreed to purchase approximately $150 million aggregate principal amount of subordinated notes and Common Shares of the Surviving Corporation for a purchase price of $150 million. Finally, WCAS and other equity investors have agreed to purchase approximately $350 million of common stock of the Surviving Corporation. It is anticipated that this funding will be used to pay the merger consideration described above and related fees and expenses. Additionally, pursuant to the Merger Agreement, the Company has agreed that, upon the request of CCW, it will commence the Tender Offers. The Company must consummate the Tender Offers on or prior to the closing of the Merger. There can be no assurance that CCW will receive the funding referred to above or, if it does receive such funding, there can be no assurance as to the timing or terms thereof. Additionally, there can be no assurance that the Tender Offers will be consummated. Finally, in the event that CCW must seek alternative financing to consummate the Merger, there can be no assurance that it will be able to secure alternative financing on terms no less favorable than the terms of the above commitments.

PURPOSE OF THE TENDER OFFERS AND SOLICITATIONS

     The purpose of the Tender Offers is to facilitate the completion of the Merger by acquiring the outstanding Notes of the Company. Upon a Change of Control (as defined in the Indentures), the Company is required to make an offer to repurchase the Notes, and purchase the Notes of Holders who elect to have their Notes repurchased, at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. The Tender Offers do not constitute the offers to repurchase required by the Change of Control provisions in the Indentures. Based upon the Total Consideration stated in this Offer to Purchase and Consent Solicitation, Holders who tender their Notes in the Tender Offers and deliver Consents in the Solicitations will receive a payment for their Notes in excess of 101% of principal amount thereof. The Company will make a separate offer to repurchase any Notes not acquired in the Tender Offers pursuant to the Change of Control provisions of the Indentures if the Merger is consummated.

     The purpose of the Solicitations and the Proposed Amendments is to eliminate the restrictive covenants and to amend certain other provisions contained in the Indentures, and thereby enhance the operating and financial flexibility of the Company.

                       CERTAIN INVESTMENT CONSIDERATIONS

     Holders and persons with a beneficial interest in Notes should consider carefully, in addition to other information contained in the Offer Documents (including the financial statements and notes thereto incorporated by reference herein), the following factors in connection with a decision to tender Notes and deliver Consents.

POTENTIAL ADVERSE EFFECT ON MARKET FOR NOTES NOT TENDERED

     In general, trading has taken place in the over-the-counter market. Prices and trading volumes of the Notes in the over-the-counter market are not reported and can be difficult to monitor. Quotations for securities such as the Notes may differ from actual trading prices and should be viewed as approximations. Beneficial owners of Notes are urged to contact their brokers for current information regarding the Notes. To the extent that Notes are tendered and accepted for payment in the Tender Offers, the trading market for Notes that remain outstanding may be significantly more limited, which might adversely affect the liquidity of the Notes. An issue of securities with a smaller outstanding market value available for trading (the 'float') may command a lower price than would a comparable issue of securities with a greater float. Therefore, the market price for Notes that are not tendered in the Tender Offers may be adversely affected to the extent that the amount of the Notes purchased pursuant to the Tender Offers reduces the float. The reduced float also may tend to make the trading prices of the Notes that are not tendered more volatile. Holders of Notes not tendered may attempt to obtain quotations for the Notes from their brokers; however, there can be no assurance that any trading market will exist, and the availability of price quotations would depend upon a number of factors, including the number of Holders of the Notes remaining at such time, the remaining outstanding principal amount of Notes after consummation of the Tender Offers and the interest in maintaining a market in the Notes on the part of securities firms. As a result, there can be no assurance that any trading market for the Notes will exist after consummation of the Tender Offers and the Consent Solicitations.

LOSS OF COVENANT PROTECTION

     If the Proposed Amendments to the Indentures under which a series of Notes was issued are adopted and become operative, most of the financial covenants as well as other substantive covenants and certain events of default in such Indentures will be eliminated. In that case, the non-tendering holders of the Notes will not have the benefit of the protections afforded thereby. Such covenants currently limit the Company and its restricted subsidiaries' ability to, among other things, incur additional indebtedness, pay dividends or make certain restricted payments, enter into transactions with affiliates, incur liens, and issue stock of its subsidiaries. See 'The Proposed Amendments.'

SUBSTANTIAL LEVERAGE; COMMON STOCKHOLDERS' DEFICIT

     The wireless telephone business is capital intensive. The Company requires substantial capital to operate, construct, expand and acquire wireless telephone systems; to build out and operate its Puerto Rico Wireless Telephone System; and to service its debt. Historically, the Company has been dependent upon borrowings, operating cash flow and the issuance of its equity securities to provide funds for such purposes.

     Following the Merger, the Company will be highly leveraged. In connection with consummating the transactions contemplated by the Merger Agreement, the Company will enter into certain financing arrangements (the 'Financing') to, among other things: (i) fund payment of the cash consideration in the Merger,
(ii) repay or repurchase certain indebtedness of the Company, (iii) pay the fees and expenses incurred in connection with the Merger and (iv) provide for working capital requirements and general corporate purposes after the effective time of the Merger.

     Although the definitive terms of the Financing have not been finalized as of the date of this Offer to Purchase and Consent Solicitation, the terms of the Financing will include significant operating and financial restrictions, such as limits on the Company's ability to incur indebtedness, create liens, sell assets, engage in mergers or acquisitions, make investments and pay dividends.

     As of May 31, 1998, after giving pro forma effect to the Merger and the Financing and the application of the net proceeds therefrom, the Company would have had (i) $1,546.8 million of consolidated indebtedness and (ii) a common stockholders' deficit of approximately $698.7 million. The pro forma level of consolidated indebtedness is substantially greater than the Company's pre-Merger indebtedness. Such high leverage may have important consequences for the Company including: (a) the Company's ability to obtain additional financing for future acquisitions (if any), working capital, capital expenditures or other purposes may be impaired or any such financing may not be on terms favorable to the Company; (b) a substantial portion of the Company's cash flow available from operations after satisfying certain liabilities arising in the ordinary course of business will be dedicated to the payment of principal of and interest on its indebtedness, thereby reducing funds that would otherwise be available to the Company for future business opportunities and other purposes; (c) a substantial decrease in net operating cash flows or an increase in expenses of the Company could make it difficult for the Company to meet its debt service requirements or force it to modify its operations; (d) high leverage may place the Company at a competitive disadvantage and may make it vulnerable to a downturn in its business or the economy generally; and (e) certain of the Company's borrowings will be at variable rates of interest, which could cause the Company to be vulnerable to increases in such interest rates.

     In addition, the substantial leverage will have a negative effect on the Company's net income. Pro forma net loss for the fiscal year ended May 31, 1998 would have been $101.1 million, as compared to $31.9 million for the same period on a historical basis, and pro forma interest expense for fiscal 1998 would have been $153.3 million, as compared to $45.2 million for the same period on a historical basis.

     After the Merger is consummated, the Company's principal sources of liquidity are expected to be cash flow from operations, net proceeds from the issuance of senior and subordinated notes of the Surviving Corporation and its subsidiaries, which are expected to be consummated prior to or simultaneously with the Merger, and borrowings under two senior secured credit facilities to be entered into by indirect subsidiaries of the Surviving Corporation. It is anticipated that the Company's principal uses of liquidity will be to provide working capital, to meet debt service requirements and other liabilities arising in the ordinary course and to finance the Company's strategic plans.

HOLDING COMPANY STRUCTURE

     Following the Merger, the business of the Company will be conducted through its subsidiaries. The Company's ability to make principal, interest and other payments to holders of the Notes when due is dependent on the receipt of sufficient funds from its direct and indirect subsidiaries. Receipt of such funds will be restricted and may be prohibited by the terms of existing and future indebtedness of the Company's subsidiaries, including indebtedness incurred in connection with the Merger.

RESTRICTIVE COVENANTS; CONSEQUENCES OF DEFAULT

     The instruments governing the indebtedness of subsidiaries of the Surviving Corporation under the Financing entered into and notes to be issued by the Surviving Corporation and certain of its subsidiaries will impose significant operating and financial restrictions on the Company and its subsidiaries. Such restrictions will affect, and in many respects significantly limit or prohibit, among other things, the ability of the Company to incur additional indebtedness, pay dividends, repay indebtedness prior to stated maturities, sell assets, make investments, engage in transactions with stockholders and affiliates, issue capital stock, create liens, or engage in mergers or acquisitions. In addition, the credit facilities will require the borrowers thereunder to maintain certain financial ratios. These restrictions could also limit the ability of the Company to effect future financings, make needed capital expenditures, withstand a future downturn in its business or the economy in general, or otherwise conduct necessary corporate activities. A failure by the Company to comply with these restrictions could lead to a default under the terms of such indebtedness notwithstanding the ability of the Company to meet its debt service obligations. In the event of a default, the holders of such indebtedness could elect to declare all such indebtedness to be due and payable together with accrued and unpaid interest. In such event, a significant portion of the Company's other indebtedness (including its subsidiaries') may become immediately due and payable and there can be no assurance that the Company would be able to make such payments or borrow sufficient funds from alternative sources to make any such payment. Even if additional financing could be obtained, there can be no assurance that it would be on terms that are acceptable to the Company.

     In addition, the Surviving Corporation and the subsidiaries that are borrowers under the credit facilities are generally expected to pledge as security the capital stock of all of their direct and indirect subsidiaries to the lenders providing such facilities. The pledge of this capital stock could impair the Company's ability to obtain future financing on favorable terms, if at all. Further, in the event any subsidiary were to default on its obligations under the credit facilities and the lenders were to foreclose upon such pledged capital stock, the Company, as the holding company for such subsidiary, would likely be unable to service or repay its existing indebtedness.

NET LOSSES; INTEREST EXPENSE

     The Company has reported net losses of $(31,947,000), $(33,295,000) and $(16,631,000) for the fiscal years ended May 31, 1998, 1997 and 1996, respectively. Operating loss was $(13,301,000), $(26,057,000) and $(19,109,000)
for the respective periods. Interest expense was $45,155,000, $33,379,000 and $27,886,000 for the respective periods. There can be no assurance that profitability will be achieved in the foreseeable future. Upon the consummation of the Financing, interest expense will increase compared to prior years.

ACQUISITIONS AND INVESTMENTS

     Opportunities for growth through acquisitions and investments in the Company's wireless telephone and other communications business, and future operating results and the success of acquisitions and investments within and outside the United States may be subject to the effects of, and changes in, U.S. and foreign trade and monetary policies, laws and regulations, political and economic developments, inflation rates, and the effects of taxes and operating conditions.

COMPETITION

     The Company's principal business is wireless telephone service. Competition for wireless telephone service in each of the Company's markets is based primarily on the quality of service, price, system coverage, enhancements offered, capacity and customer service. The Company competes with one cellular licensee in each geographic area and most of these competitors are larger and have greater financial resources than the Company. The Company also faces competition from paging companies, landline telephone companies and resellers. The FCC requires providers of wireless telephone service to offer service to resellers on a nondiscriminatory basis. A reseller buys blocks of telephone numbers from a wireless telephone service provider, usually at a discounted rate, and resells the service to the public for a profit. Many telecommunications companies resell wireless telephone service as a complement to other services, such as long distance or local telephone services.

     As a result of recent regulatory and legislative initiatives, the Company's cellular operations are also subject to increased competition from entities using or proposing to use other comparable communications technologies. The FCC currently is licensing commercial PCS. The FCC identified two categories of PCS: broadband and narrowband. PCS is not a specific technology, but a variety of potential technologies that could compete with cellular telephone systems. For example, the broadband PCS systems licensed to operate in the 2 GHz band provide wireless two-way telecommunications services for voice, data, graphic and other transmissions. Equipment used for broadband PCS includes small, lightweight and wireless telephone handsets, computers that can communicate over the airwaves wherever they are located, and portable facsimile machines and other graphic devices. Many PCS systems have commenced operations in the last few years. When a PCS system employs microcell technology, as is common, it uses a network of small, low-powered transceivers placed throughout a neighborhood, business complex, community or metropolitan area to provide customers with mobile and portable voice and data communications. Many PCS licensees who will compete with the Company have access to substantial capital resources. In addition, many of these companies, or their predecessors and affiliates, already operate large cellular telephone systems and thus bring significant wireless experience to this new marketplace. To date, the Company has experienced little impact from PCS competition. However, there can be no assurance of the long-term effect these new PCS may have on the Company.

     Enhanced Specialized Mobile Radio ('ESMR') is a two-way wireless communications service that incorporates characteristics of cellular technology, including multiple low-power transmitters and interconnection with the landline telephone network. ESMR service may compete with cellular service by providing digital communication technology, lower rates, enhanced privacy and additional features such as electronic mail and built-in paging.

     The Company may also face competition from satellite-based services. The FCC has issued a number of licenses to provide such services which would enable subscribers to access mobile communications throughout the world. Additional proposals for the provision of satellite services remain pending with the FCC and foreign regulatory bodies must approve certain aspects of some satellite systems. Although the Company may experience increased competition from such services in the future, such systems have not affected the Company's operations to date.

     The FCC has also made available other frequency bands that may be used for the provision of cellular-like services. The General Wireless Communications Service and the Wireless Communications Service are two such services that are in their infancy.

     The Company is unable to predict whether such competing technologies will be successful and, if successful, whether any will provide significant competition to the Company. There can be no assurance, however, that one or more of the technologies currently used by the Company in its business will not become inferior or obsolete at some time in the future.

HIGHLY REGULATED INDUSTRY

     The licensing, ownership, construction, operation and sale of controlling interests in wireless telephone systems are regulated by the FCC. Certain aspects of wireless telephone system ownership, sale, construction, and operation (including, but not limited to, rates and the resale of wireless service) may be subject to public utility or other state and municipal regulation in the areas in which the Company provides service. Changes in the regulation of wireless telephone system operators or their activities (such as increased price regulation by state authorities or a decision by the FCC to permit more than two licensees in each service area) could adversely affect the business and operating results of the Company.

     In addition, FCC licenses are required to provide wireless telephone service and are subject to renewal and compliance requirements. Non-compliance may result in fines, termination of the license or a denial by the FCC of an application to renew the license. There may be competition for FCC licenses upon the expiration of their initial ten-year terms, and there can be no assurance that any FCC license will be renewed. The transfer of a license or any controlling interest in a license is subject to prior approval by the FCC.

     The Communications Act of 1934 requires FCC approval for transfers of controlling interests in any license or construction permit. The Company completed filing the applications seeking FCC approval of the Merger on July 30, 1998. The last of these applications were placed on public notice by the FCC on August 17, 1998 and are eligible for grant no sooner than September 17, 1998. Although there is no guarantee that these applications will be granted or acted on promptly, the Company has no reason to believe that the applications will not be approved in a timely manner.

NEW INDUSTRY; SUBSCRIBER CANCELLATIONS; DEVELOPING AND CHANGING TECHNOLOGIES

     Although over 600 wireless telephone systems are operational in the United States and other countries, the industry has only a limited operating history. As a result, there is uncertainty concerning the future of the industry and the potential demand for wireless telephone service by the public. In addition, the success of the Company's operations may be adversely affected by matters beyond its control, such as changes in technology, decisions by the federal government as to spectrum allocation and competition, and the future cost of wireless telephones. The Company and the industry have also been affected by high rates of subscriber cancellations that require continuing replacement of the customer base in order to maintain subscription levels and revenues.

     The telecommunications industry is subject to rapid and significant changes in technology, including advancements protected by intellectual property laws. In particular, the wireless telecommunications industry is experiencing significant technological change, as evidenced by the increasing pace of digital upgrades in existing analog wireless systems, evolving industry standards, the availability of new radio frequency spectrum allocations in which to develop wireless services, ongoing improvements in the capacity and quality of digital technology, shorter development cycles for new products and enhancements, and changes in end-user requirements and preferences. The effect of technological changes on the business of the Company cannot be predicted, and there can be no assurance that technological developments will not have a material adverse effect on the Company.

REFINANCING AND INTEREST RATE EXPOSURE RISKS

     The business and operating results of the Company can be adversely affected by factors such as the availability or cost of capital, changes in interest rates, changes in tax rates due to new tax laws, market perceptions of the cellular telephone or other communications businesses of the Company, or security ratings.

POTENTIAL FOR CHANGES IN ACCOUNTING STANDARDS

     Authoritative generally accepted accounting principle or policy changes from such standard setting bodies as the Financial Accounting Standards Board, the FCC or the Commission may affect the Company's results of operations or financial position.

INVESTMENT INTERESTS; CAPITAL CALLS

     With respect to any system in which the Company now or in the future holds an investment interest as a limited partner, the Company has limited ability to direct the operation of such system and, if it does not meet a capital call, the Company's ownership interest in such system may be diluted. Capital calls with respect to the Investment Interests for the fiscal years ended May 31, 1998, 1997 and 1996 were approximately $787,000, $2,878,000 and $1,463,000, respectively. The Company has, to date, paid all capital calls that it has received. Although the Company anticipates that such capital calls will decrease over time, there can be no assurance that such capital calls will, in fact, decrease. Capital calls may also be issued in connection with acquisitions by the respective limited partnerships. The Company intends to fund its pending and future capital calls from internally generated funds, bank borrowings or the issuance of additional debt or equity securities. There can be no assurance that the Company will be able to pay such capital calls when due.

CONTROL BY WCAS, BLACKSTONE AND THEIR AFFILIATES

     Upon completion of the Merger, 92.9% of the outstanding Common Shares will be held by the stockholders of CCW. Immediately prior to the Merger, it is expected that the capital stock of CCW will be owned by WCAS, partnerships controlled by Blackstone Management Associates III L.L.C. (together with its affiliates, 'Blackstone') and certain other investors. Accordingly, such investors will control the Company and have the power to elect all of its directors, appoint new management and approve or reject any action requiring the approval of the holders of Common Shares, including adopting amendments to the Company's Certificate of Incorporation and approving mergers or sales of all or substantially all of the Company's assets. The directors elected by such investors will have the authority to effect decisions affecting the capital structure of the Company, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends. There can be no assurance that the capital policies of the Company in effect prior to the Merger will continue after the Merger.

     In addition, the existence of a small number of controlling stockholders may have the effect of making it difficult for a third party to acquire, or of discouraging a third party from seeking to acquire, a majority of the outstanding Common Shares. A third party would be required to negotiate any such transaction with the investors in CCW and the interests of such investors may be different from the interests of other holders of Common Shares.

            PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

     The following Pro Forma Consolidated Financial Statements have been derived by the application of pro forma adjustments to the Company's historical consolidated financial statements included herein. The pro forma consolidated statement of operations for the period presented gives effect to the Merger and related transactions as if such transactions were consummated as of June 1, 1997 for the fiscal year ended May 31, 1998. The pro forma consolidated balance sheet gives effect to the Merger and related transactions as if such transactions had occurred as of May 31, 1998. The adjustments are described in the accompanying notes. The Pro Forma Consolidated Financial Statements should not be considered indicative of actual results that would have been achieved had the Merger and related transactions been consummated on the dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The Pro Forma Consolidated Financial Statements should be read in conjunction with the Company's historical financial statements and the notes thereto included herein.

     At the effective time of the Merger, CCW will be merged with and into the Company and the Company will continue as the surviving corporation in the Merger. CCW was organized in connection with the Merger and has not carried on any activities to date other than those incident to its formation and the transactions contemplated by the Merger Agreement.

     The pro forma adjustments were applied to the respective historical consolidated financial statements to reflect and account for the Merger as a recapitalization. Accordingly, the historical basis of the Company's assets and liabilities has not been affected by the transaction.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF MAY 31,1998

                                                                      MAY 31, 1998       PRO FORMA       MAY 31, 1998
                                                                       HISTORICAL     ADJUSTMENTS (A)     PRO FORMA
                                                                      ------------    ---------------    ------------
                                                                                  (DOLLARS IN THOUSANDS)

                              ASSETS
Current assets:
     Cash and cash equivalents.....................................     $ 14,620         $ (14,620)       $  --
     Restricted cash...............................................                         40,000            40,000
     Accounts receivable, less allowances for doubtful accounts of
       $2,693......................................................       37,178           --                 37,178
     Inventory -- Phones and accessories...........................        7,304           --                  7,304
     Prepaid expenses and other current assets.....................          548           --                    548
                                                                      ------------    ---------------    ------------
          Total current assets.....................................       59,650            25,380            85,030
Property, plant and equipment -- net...............................      263,661           --                263,661
Equity investments in wireless systems -- net......................       87,634           --                 87,634
Debt issuance costs -- net.........................................        8,538            42,525            51,063
Cellular telephone licenses -- net.................................      235,508           --                235,508
Personal communications service license -- net.....................       60,435           --                 60,435
Goodwill -- net....................................................      124,533           --                124,533
Deferred Income Taxes..............................................                          4,487             4,487
Other assets -- net................................................        7,458           --                  7,458
                                                                      ------------    ---------------    ------------
          Total assets.............................................     $847,417         $  72,392        $  919,809
                                                                      ------------    ---------------    ------------
                                                                      ------------    ---------------    ------------
         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
     Accounts payable..............................................     $ 10,240         $ --             $   10,240
     Accrued expenses and other current liabilities................       64,445            (3,570)           60,875
                                                                      ------------    ---------------    ------------
          Total current liabilities................................       74,685            (3,570)           71,115
Long term liabilities:
     Long term debt................................................      510,000          (510,000)          --
     Senior secured credit facilities..............................       --             1,076,644         1,076,644
     Senior unsecured notes........................................       --               190,000           190,000
     Senior discount notes.........................................       --               150,000           150,000
     Subordinated notes............................................       --               130,171           130,171
     Deferred liability............................................        2,200           --                  2,200
     Deferred income taxes.........................................       26,584           (26,584)          --
Preferred stock:
     Preferred stock -- convertible redeemable.....................      186,287          (186,287)          --
     Preferred stock -- second series convertible redeemable.......        7,252            (7,252)          --
Common stockholders' equity (deficiency):
     Common stock -- class A.......................................          167               (80)               87
     Common stock -- class B.......................................          105              (105)          --
     Additional paid in capital....................................      358,018             1,387           359,405
     Accumulated deficit...........................................     (284,238)         (744,961)       (1,029,199)
     Class A shares in treasury....................................      (30,614)          --                (30,614)
     Deferred compensation.........................................       (3,029)            3,029           --
                                                                      ------------    ---------------    ------------
          Total common stockholders' equity (deficiency)...........       40,409          (740,730)         (700,321)
                                                                      ------------    ---------------    ------------
               Total liabilities and stockholders' equity
                 (deficiency)......................................     $847,417         $  72,392        $  919,809
                                                                      ------------    ---------------    ------------
                                                                      ------------    ---------------    ------------

               See Notes to Pro Forma Consolidated Balance Sheet

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

     The pro forma financial data have been derived by the application of pro forma adjustments to the Company's historical financial statements as of the date noted. The Merger has been accounted for as a recapitalization which will have no impact on the historical basis of the Company's assets and liabilities. The pro forma financial data assume that there are no dissenting stockholders to the Merger.

     (a) Pro forma adjustments to the Pro Forma Consolidated Balance Sheet are summarized in the following table (dollars in thousands) and are described in the notes that follow.

                                                                                          REPAYMENT    TRANSACTION
                               CONVERSION                   PURCHASE                         OF         FEES AND
                               OF CLASSB     FINANCING      PRICE OF      COMPENSATION    EXISTING      EXPENSES      TOTAL NET
                               SHARES (1)       (2)         EQUITY(3)     EXPENSES (4)    DEBT (5)         (6)        ADJUSTMENT
                               ----------    ----------    -----------    ------------    ---------    -----------    ----------

Cash and cash equivalents...     -$-         $1,876,644    $(1,222,394)     $(45,300)     $(553,570)    $ (70,000)     $(14,620)
Restricted Cash.............     --              40,000        --             --             --            --            40,000
Deferred Income Taxes.......     --              --            --             --             4,487         --             4,487
Debt issuance costs.........     --              --            --             --            (8,538 )       51,063        42,525
Accrued expenses and other
  current liabilities.......     --              --            --             --            (3,570 )       --            (3,570 )
Deferred tax liability......                                                 (12,627)      (13,957 )                    (26,584 )
Long term debt..............     --              --            --             --          (510,000 )       --          (510,000 )
Senior secured credit
  facilities................     --           1,076,644        --             --             --            --         1,076,644
Senior unsecured notes......     --             190,000        --             --             --            --           190,000
Senior discount notes.......     --             150,000        --             --             --            --           150,000
Subordinated notes..........     --             130,171        --             --             --            --           130,171
Preferred
  stock -- convertible
  redeemable................     --              --           (186,287)       --             --            --          (186,287 )
Preferred stock -- second
  series convertible
  redeemable................     --              --             (7,252)       --             --            --            (7,252 )
Common stock -- class A.....       105               80           (265)       --             --            --               (80 )
Common stock -- class B.....      (105)          --            --             --             --            --              (105 )
Additional paid in
  capital...................     --             369,749       (349,425)       --             --           (18,937)        1,387
Deferred Compensation.......     --              --            --              3,029         --                           3,029
Accumulated Deficit --
  Increase (Decrease) in
  R/E.......................     --              --           (679,165)      (35,702)      (30,094 )       --          (744,961 )

------------

(1) Adjustment represents conversion of existing Class B shares to Class A shares.

(2) Sources and uses of cash for the recapitalization are as follows:

                                                                         (DOLLARS IN THOUSANDS)
                                                                         ----------------------
Sources:
     Senior secured credit facilities...............................           $1,076,644
     Senior unsecured notes.........................................              190,000
     Senior discount notes..........................................              150,000
     Subordinated notes and common equity (i).......................              150,000
     Cash equity investment.........................................              350,000
                                                                         ----------------------
          Total.....................................................           $1,916,644
                                                                         ----------------------
                                                                         ----------------------
Uses:
     Redemption of Common Shares....................................           $1,088,094
     Redemption of Preferred Shares.................................              134,300
     Settlement of Options..........................................               45,300
     Repurchase Existing Notes......................................              350,000
     Repayment of Existing Credit Facilities........................              160,000
     Debt Retirement Premium........................................               40,000
     Payment of Accrued Interest....................................                3,570
     Interest Escrow for Senior Unsecured Financing.................               40,000
     Transaction Expenses...........................................               70,000
     Decrease in Balance Sheet Cash.................................              (14,620)
                                                                         ----------------------
          Total.....................................................           $1,916,644
                                                                         ----------------------
                                                                         ----------------------

                                              (footnotes continued on next page)

(footnotes continued from previous page)

     (i) The issuance of $150 million principal amount of subordinated notes and common shares for $150 million in cash has been allocated as $130,171 debt and $19,829 equity.

(3) The adjustments represent the repurchase of common and preferred stock from existing stockholders.

(4) The adjustments represent the following:

     -- Compensation expense of $45,300 ($33,825 after related tax effect) related to the repurchase of all outstanding stock options at the difference between $43.50 per share and the exercise price of the options, assuming the respective option holders agree to such repurchase.

     -- Compensation expense of $3,029 ($1,877 after related tax effect) related to the immediate vesting, at a change of control, of restricted stock issued under the Company's 1993 Equity Incentive Plan.

(5) The adjustments represent the repayment of existing indebtedness and related accrued interest by the Company, including an estimated debt retirement premium of $40,000 ($24,800 after related tax effect), and assumes all note holders tender their Notes in the Tender Offers. Such premium and unamortized deferred loan costs of $8,538 ($5,294 after related tax effect) related to existing indebtedness will be written off as an extraordinary charge upon early repayment of the existing indebtedness.

(6) The adjustment represents the estimated transaction fees and expenses of $70,000. The portion of estimated transaction fees and expenses attributable to the secured credit facilities and unsecured notes totals $51,063 and will be recorded as debt issuance costs and will be amortized over the expected life of the debt to be issued. Such estimated debt issuance costs include estimated fees and expenses payable to banks and related advisors. The remaining estimated transaction fees and expenses of $18,937 represent costs associated with the equity transactions.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          FOR YEAR ENDED MAY 31, 1998

                                                                               YEAR ENDED MAY 31, 1998
                                                                   -----------------------------------------------
                                                                                   PRO FORMA
                                                                   HISTORICAL     ADJUSTMENTS   NOTE    PRO FORMA
                                                                   -----------    -----------   -----   ----------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
     Service revenue............................................   $   231,097     $  --                $  231,097
     Equipment sales............................................         4,719        --                     4,719
     Interest income............................................         1,685        --                     1,685
                                                                   -----------    -----------           ----------
                                                                       237,501        --                   237,501
                                                                   -----------    -----------           ----------
Costs and expenses:
     Cost of services...........................................        38,389        --                    38,389
     Cost of equipment sold.....................................        16,429        --                    16,429
     Selling, general and administrative expenses...............        81,790           750     (a)        82,540
     Depreciation and amortization..............................       114,194        --                   114,194
                                                                   -----------    -----------           ----------
                                                                       250,802           750               251,552
                                                                   -----------    -----------           ----------
Operating loss..................................................       (13,301)         (750)              (14,051)
Interest expense................................................        45,155       108,107     (b)       153,262
Gain on sale of assets..........................................             5        --                         5
Income from equity investments..................................        13,069        --                    13,069
                                                                   -----------    -----------           ----------
Loss before income tax benefit and minority interest............       (45,382)     (108,857)             (154,239)
Income tax benefit..............................................       (13,597)      (39,686)    (c)       (53,283)
                                                                   -----------    -----------           ----------
Loss before minority interest...................................       (31,785)      (69,171)             (100,956)
Minority interest in income of subsidiaries.....................          (162)                               (162)
Net loss........................................................       (31,947)      (69,171)             (101,118)
                                                                   -----------    -----------           ----------
Dividend requirements on preferred stock........................        16,451       (16,451)    (d)        --
Loss applicable to common shares................................   $   (48,398)    $ (52,720)           $ (101,118)
                                                                   -----------    -----------           ----------
                                                                   -----------    -----------           ----------
Net loss per common share -- basic and diluted..................   $     (1.85)                         $   (11.68)
                                                                   -----------                          ----------
                                                                   -----------                          ----------
Weighted average shares outstanding.............................    26,181,000                           8,660,901
                                                                   -----------                          ----------
                                                                   -----------                          ----------
Pro forma ratio of earnings to fixed charges (e)................                                            --

          See Notes to Pro Forma Consolidated Statement of Operations

            NOTES TO CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

     The pro forma financial data have been derived by the application of pro forma adjustments to the Company's historical financial statements for the periods noted. The Merger has been accounted for as a recapitalization which will have no impact on the historical basis of the Company's assets and liabilities. The pro forma financial data assumes that there are no dissenting stockholders to the Merger.

     The pro forma adjustments to the Statement of Operations exclude (a) the write-off of $8,538 ($5,294 after related tax effect) deferred loan costs associated with the existing indebtedness, (b) the estimated $40,000 ($24,800 after related tax effect) of fees payable for the early retirement of existing indebtedness, (c) $45,300 ($33,825 after related tax effect) of employee compensation expenses relating to the exercise of the options, and (d) $3,029 ($1,877 after related tax effect) deferred compensation expenses. Such amounts represent non-recurring expenses which the Company anticipates will be recorded in the Consolidated Statement of Operations for the periods including the Merger. The interest rates set forth in the pro forma adjustments reflect assumptions of anticipated financings (which are subject to certain conditions) as set forth in the Company's Information Statement submitted to the Commission on August 21, 1998. Due to recent volatile market conditions, the Company may be required to finance the transactions (if such financing could be obtained) at higher interest rates and/or pursuant to different arrangements.

     (a) Represents monitoring fee paid to affiliates of WCAS and Blackstone.

     (b) The pro forma adjustments to interest expense reflect the following:

                                                                                            YEAR ENDED
                                                                                           MAY 31, 1998
                                                                                           ------------
                                                                                           (DOLLARS IN
                                                                                            THOUSANDS)
Domestic Cellular Credit Facility
     Revolving Credit Facility (1)....................................................       $  1,363
     Tranche A term loans (2).........................................................         32,760
     Tranche B term loans (3).........................................................         23,210
     Tranche C term loans (4).........................................................         17,380
Puerto Rico Credit Facility
     Revolving Credit Facility (5)....................................................         --
     Tranche A term loans (6).........................................................          9,009
     Tranche B term loans (7).........................................................          6,330
Senior Unsecured Notes (8)............................................................         20,425
Subordinated Notes (9)................................................................          9,199
Commitment fee (10)...................................................................            667
                                                                                           ------------
Cash Interest Expense.................................................................        120,343
Senior Discount Notes (11)............................................................         17,746
Subordinated Notes (12)...............................................................          7,541
Amortization of discount on subordinated notes (13)...................................          1,888
Amortization of debt issuance costs (14)..............................................          5,744
                                                                                           ------------
Pro forma interest expense............................................................        153,262
Less: historical interest expense on debt repaid (15).................................        (42,663)
Less: historical amortization of debt issuance costs (16).............................         (2,492)
                                                                                           ------------
     Total adjustment.................................................................       $108,107
                                                                                           ------------
                                                                                           ------------

------------

 (1) Represents interest on the Domestic Revolving Credit Facility using an assumed interest rate of 8.19%, based on the $16.6 million drawdown at the Closing.

 (2) Represents interest on $400 million of Domestic Tranche A term loans using an assumed interest rate of 8.19%.

 (3) Represents interest on $275 million of Domestic Tranche B term loans using an assumed interest rate of 8.44%.

 (4) Represents interest on $200 million of Domestic Tranche C term loans using an assumed interest rate of 8.69%.

 (5) Represents interest on the Puerto Rico Revolving Credit Facility using an assumed interest rate of 8.19%, assuming no drawdown at the Closing.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (6) Represents interest on $110 million of Puerto Rico Tranche A term loans using an assumed interest rate of 8.19%.

 (7) Represents interest on $75 million of Puerto Rico Tranche B term loans using an assumed interest rate of 8.44%.

 (8) Represents interest on $190 million of Domestic Cellular Senior Notes using an assumed interest rate of 10.75%.

 (9) Represents cash interest portion of the $150 million of Subordinated Notes using an assumed interest rate of 10%.

(10) Represents a 0.5% commitment fee on the unused portions of the Domestic and Puerto Rico Revolving Credit Facility.

(11) Represents Paid In Kind interest on $150 million of Puerto Rico Senior Discount Notes using an assumed interest rate of 11.5%, compounding semi-annually.

(12) Represents Paid In Kind portion of the $150 million of Subordinated Notes using an assumed interest rate of 13%.

(13) Represents the amortization of the discount ($19.8 million) on the shares issued to the Subordinated Notes holder.

(14) Represents amortization of deferred financing costs of $51.1 million over the term of the related debt.

(15) Represents the elimination of historical cash interest expense.

(16) Represents the elimination of historical amortization of deferred financing fees.

     A 0.125% increase or decrease in the assumed weighted average interest rate applicable to the credit facilities would change the pro forma interest expense and income before taxes as follows:

                                                                                  YEAR ENDED
                                                                                 MAY 31, 1998
                                                                                 ------------
                                                                                 (DOLLARS IN
                                                                                  THOUSANDS)

Domestic Cellular Credit Facility
     Revolving Credit Facility..............................................        $   21
     Tranche A term loans...................................................           500
     Tranche B term loans...................................................           344
     Tranche C term loans...................................................           250
Puerto Rico Credit Facility
     Revolving Credit Facility..............................................        --
     Tranche A term loans...................................................           138
     Tranche B term loans...................................................            94
Senior Unsecured Notes......................................................           238
Senior Discount Notes.......................................................           188
                                                                                 ------------
          Total.............................................................        $1,773
                                                                                 ------------
                                                                                 ------------

(c) The tax effect of pro forma adjustments to earnings before taxes is based on the estimated applicable statutory tax rates.

(d) To eliminate dividends on preferred stock redeemed as part of the Recapitalization.

(e) For purposes of determining the pro forma ratio of earnings to fixed charges, earnings are defined as earnings before income taxes, minority interest and extraordinary items, plus fixed charges. Fixed charges include interest expense on all indebtedness, amortization of deferred debt issuance costs, and one-third of rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest. Earnings were insufficent to cover fixed charges on a pro forma basis for Centennial Cellular Corp. by $159.2 million.

                    THE TENDER OFFERS AND THE SOLICITATIONS

PRINCIPAL TERMS OF THE TENDER OFFERS AND THE SOLICITATIONS

     The Tender Offers. Upon the terms and subject to the conditions set forth in this Offer to Purchase and Consent Solicitation and the related Consent and Letter of Transmittal, the Company is offering to purchase the Notes for a cash purchase price with respect to each series of Notes as determined below. The total consideration with respect to each series of Notes tendered pursuant to the Tender Offers will be a price calculated in accordance with the standard market practice as described in Appendices A, B and C to this Offer to Purchase and Consent Solicitation, based on the assumption that each series of Notes will be redeemed in full on the Applicable Reference Date as specified below (the 'Applicable Reference Date') (using the then applicable Redemption Price) and the yield to the Applicable Reference Date (the 'Tender Offer Yield') equal to the sum of (x) the yield on the applicable U.S. Treasury security specified below for each series of Notes as calculated by the Dealer Manager in accordance with standard market practice, based on the bid side price for such U.S. Treasury security specified below at 2:00 p.m. on the second business day immediately preceding the Tender Offer Expiration Date (the 'Price Determination Date'), as displayed on the relevant Bloomberg Page of the Bloomberg Government Pricing Monitor (or any recognized quotation source selected by the Dealer Manager in its sole discretion if the Bloomberg Government Pricing Monitor is not available or is manifestly erroneous), plus (y) a number of basis points as specified below for each series of Notes (such price being rounded to the nearest cent per $1,000 principal amount), which amount includes the Consent Payment (the 'Total Consideration'). The Total Consideration, minus the Consent Payment of $25.00 is the 'Purchase Price.' In either the case of the Total Consideration or the Purchase Price, accrued and unpaid interest on such $1,000 principal amount will be paid up to, but not including, the date of payment for the Notes accepted for purchase (the 'Payment Date').

                                                                                  APPLICABLE
                 AGGREGATE                                  APPLICABLE            REFERENCE          APPLICABLE     APPLICABLE
              PRINCIPAL AMOUNT          SECURITY             REFERENCE          U.S. TREASURY        REFERENCE         FIXED
CUSIP NO.       OUTSTANDING            DESCRIPTION          DATE/PRICE             SECURITY             PAGE          SPREAD
----------    ----------------     -------------------    ---------------    --------------------    ----------     -----------

15133VAA7       $250,000,000       8 7/8% Senior Notes    5-1-99/105.25%     6 3/8% U.S. Treasury       PX3           50.0bps
                                        due 2001                                 due 4-30-99
15133VAB5       $100,000,000         10 1/8% Senior        5-15-05/100%      6 1/2% U.S. Treasury       PX6           75.0bps
                                          Notes                                  due 5-15-05
                                        due 2005

            CONSENT
CUSIP NO.   PAYMENT
----------  --------
15133VAA7    $25.00
15133VAB5    $25.00

     The applicable Purchase Price plus accrued and unpaid interest per $1,000 principal amount for each Note purchased to the Tender Offers will be rounded to the nearest cent. A hypothetical calculation as of 2:00 p.m. on Friday
September 4, 1998 demonstrating the determination of the Total Consideration and Purchase Price per $1,000 principal amount for the 8 7/8% Senior Notes due 2001 and for the 10 1/8% Senior Notes due 2005 is set forth in Appendices A, B and C hereto, respectively.

     As soon as practicable on the Price Determination Date, but in any event before 9:00 a.m., New York City time, on the following business day, the Company will publicly announce such information by release to the Dow Jones News Service. Because the Purchase Price prior to the Price Determination Date is based on a fixed spread pricing formula that is linked to the Tender Offer Yield, the actual amount of cash that will be received by a tendering Holder pursuant to any Tender Offer will be affected by changes in such yield during the term of such Tender Offer prior to the Price Determination Date. After the Price Determination Date, when the Purchase Price is no longer linked to the Reference Security, the actual amount of cash that will be received by a tendering Holder pursuant to the Tender Offers will be known and Holders will be able to ascertain the Purchase Price in the manner described above, unless a Tender Offer is extended for a period longer than three business days from the previously scheduled Tender Offer Expiration Date, in which event a new Price Determination Date may be established with respect to such Tender Offer.

     Holders of Notes may, prior to the Price Determination Date, obtain hypothetical quotes of applicable Tender Offer Yields (calculated as of a then recent time) and the resulting hypothetical Purchase Prices, and may after the Price Determination Date obtain the actual applicable Tender Offer Yields and Purchase Prices, by contacting the Dealer Manager. Although the Fixed Spread Price will be calculated on the Price Determination Date, information regarding the closing yield to maturity of each Reference Security on any trading day may also be found in The Wall Street Journal.

     The Solicitations. Upon the terms and subject to the conditions set forth in this Offer to Purchase and Consent Solicitation and in the accompanying Consent and Letter of Transmittal, including, if the Consent Solicitations are extended or amended, the terms and conditions of any such extensions or amendments, the Company is also soliciting Consents from Holders of Notes with respect to the Proposed Amendments to the Indentures under which each series of Notes was issued. Holders of Notes who tender their Notes in the Tender Offers on or prior to the Solicitation Expiration Date will be deemed to have consented to the Proposed Amendments relating to such series. Pursuant to the terms of the Consent and Letter of Transmittal, the completion, execution and delivery thereof by a Holder of Notes in connection with the tender of Notes in the Tender Offers on or prior to the Solicitation Expiration Date constitutes the Consent of such tendering Holder to the Proposed Amendments. HOLDERS OF NOTES MAY NOT DELIVER CONSENTS WITHOUT TENDERING THEIR NOTES IN THE TENDER OFFERS.

     Although the Proposed Amendments will become effective upon certification on or after the Solicitation Expiration Date, the Proposed Amendments to the Indentures under which a series of Notes was issued will not be operative until the Company has made payment for all Notes in such series that are tendered and not withdrawn in the applicable Tender Offer and has made the Consent Payments. Therefore, if the Merger Agreement is terminated without the Merger having been consummated, the Proposed Amendments will have no force and effect. See
' -- Withdrawal of Tenders; Revocation of Consents; Absence of Appraisal Rights.' The Company intends to execute the Supplemental Indentures on or promptly after the Solicitation Expiration Date.

     Upon the terms and subject to the conditions set forth in this Offer to Purchase and Consent Solicitation and in the accompanying Consent and Letter of Transmittal, the Company will make a Consent Payment of $25.00 per $1,000 principal amount of Notes for which a validly delivered and unrevoked Consent has been received by the Depositary on or prior to 5:00 p.m., New York City time, on the Solicitation Expiration Date. The Consent Payment with respect to the Notes will be paid on the Payment Date concurrently with the payment of the Purchase Price for such Notes. The Purchase Price plus the Consent Payment are collectively referred to herein as the Total Consideration.

     In order to be eligible to receive the Consent Payments, Holders must deliver their Consents and tender their Notes on or prior to the Solicitation Expiration Date. Holders who validly tender their Notes and deliver Consents subsequent to the Solicitation Expiration Date will receive the Purchase Price but not the Consent Payment. If the Proposed Amendments become operative, each Holder of Notes of the affected series will be bound by the Proposed Amendments whether or not such Holder timely delivered its Consent.

     Pursuant to the terms of the Indentures, the Proposed Amendments require the written consent of the Holders of not less than a majority in aggregate principal amount outstanding of each series of Notes not owned by the Company or its affiliates.

CONDITIONS OF THE TENDER OFFERS AND THE SOLICITATIONS

     Notwithstanding any other provision of the Tender Offers, the Company shall not be required to accept for purchase, or to pay for, Notes tendered pursuant to any Tender Offer, and may terminate, extend or amend such Tender Offer and, subject to Rule 14e-1 under the Exchange Act, may postpone the acceptance for purchase and payment for Notes so tendered, whether or not any other Notes have therefore been accepted for purchase pursuant to such Tender Offer, if (i) the Company shall not have received the Requisite Consents on or prior to the Solicitation Expiration Date, (ii) the Company shall not have received valid tenders of Notes from Holders of not less than majority aggregate principal amount outstanding of each series of Notes, (iii) the Merger shall not have been consummated and (iv) any of the General Conditions (as defined below) shall not have been satisfied.

     Notwithstanding any other provisions of the Solicitations, the Company shall not be required to make the Consent Payments for Consents delivered pursuant to the Solicitations and may terminate, extend or amend the Solicitations and may postpone the acceptance for purchase and payment for Consents so delivered, whether or not other Consent Payments have been made with respect to any other Consent, if (i) the Company shall not have accepted for purchase all Notes that are tendered in the Tender Offers or (ii) any of the General Conditions shall not have been satisfied.

     For purposes of the foregoing provisions, all of the 'General Conditions' shall be deemed to have been satisfied unless any of the following conditions shall occur on or prior to the Payment Date and prior to the acceptance for payment of any Notes tendered pursuant to the applicable Tender Offer:

          (1) there shall have been threatened, instituted or pending any action or proceeding by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign which
     (a) challenges the making of the Tender Offers, the acquisition of Notes pursuant to the Tender Offers or otherwise relates in any manner to the Tender Offers or the Solicitations, or (b) in the sole judgment of the Company, could materially adversely affect the business, financial condition, income, operations or prospects of the Company and its subsidiaries, taken as a whole, or materially impair the contemplated benefits of the Tender Offers and the Solicitations to the Company;

          (2) a statute, rule, regulation, judgment, order, stay, decree or injunction shall have been threatened, proposed, sought, promulgated, enacted, entered, enforced or deemed to be applicable by any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which, in the sole judgment of the Company, would or might directly or indirectly prohibit, prevent, restrict, or delay consummation of the Tender Offers or the Solicitations or that could be materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole;

          (3) there shall have occurred or be likely to occur any event affecting the business or financial affairs of the Company that would or might prohibit, prevent, restrict, or delay consummation of the Tender Offers or the Solicitations or that will, or is reasonably likely to, materially impair the contemplated benefits of the Tender Offers or the Solicitations to the Company or otherwise result in the consummation of the Tender Offers or the Solicitations not being reasonably likely or not being in the best interests of the Company;

          (4) the Company shall not have obtained all consents, approvals, waivers or amendments from third parties necessary to permit the consummation of the Tender Offers or the Solicitations;

          (5) there shall have occurred (a) any general suspension of, shortening of hours for, or limitation on prices for trading in securities on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market (whether or not mandatory), (b) any significant adverse change in the price of the Notes or the continuation of adverse conditions or any significant adverse change in the United States securities or financial markets, (c) a material impairment in the trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (e) a commencement of a war, armed hostilities or other national or international crisis, (f) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (g) any significant change in United States currency exchange rates or a suspension of, or limitation on, the markets therefor (whether or not mandatory), (h) any significant adverse change in United States securities or financial markets generally or (i) in the case of any of the foregoing existing at the time of the commencement of the Tender Offers, a material acceleration or worsening thereof; and

          (6) any trustee under the applicable Indentures shall have objected in any respect to, or taken any action that could, in the sole judgment of the Company, adversely affect the consummation of the Tender Offers or the Solicitations or the Company's ability to effect any of the Proposed Amendments, or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Company in soliciting the Consents to the Proposed Amendments (including the form thereof) or in the making of the Tender Offers or the Solicitations or the acceptance of or payment for any of the Notes or any of the Consents.

     The foregoing conditions to the Tender Offers and the Solicitations are for the sole benefit of the Company, any of which may be asserted by the Company in its sole discretion regardless of the circumstances giving rise to any such condition (including any action or inaction by the Company) and may be waived by the Company, in whole or in part, at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Company concerning the events described in this Section shall be final and binding upon all persons.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENTS

     Each Tender Offer will expire at 5:00 p.m., New York City time, on the Tender Offer Expiration Date (Wednesday, October 14, 1998, unless extended). Each Solicitation will expire at 5:00 p.m., New York City time, on the Solicitation Expiration Date (Monday, September 21, 1998, unless extended). The Company expressly reserves the right to extend each Tender Offer or Solicitation for such period or periods as it may determine in its sole discretion from time to time by giving written or oral notice, promptly followed by written notice to the Depositary and by making a public announcement by press release to the Dow Jones News Service prior to 9:00 a.m., New York City time, on the next business day following the previously scheduled Solicitation Expiration Date or Tender Offer Expiration Date, as the case may be. During any extension of any Tender Offer, all Notes previously tendered and not accepted for purchase will remain subject to such Tender Offer and may, subject to the terms and conditions of such Tender Offer, be accepted for purchase by the Company. During any extension of a Solicitation, any Consents delivered to the Depositary will remain effective, unless revoked, as permitted, prior to the Solicitation Expiration Date.

     The Company expressly reserves the absolute right, in its sole discretion, to (i) waive any condition to any Tender Offer or Solicitation, (ii) amend any terms of a Tender Offer or Solicitation and (iii) modify any Tender Offer or Solicitation. Any waiver or amendment applicable to any Tender Offer or Solicitation, as the case may be, will apply to all Notes tendered in such Tender Offer or for which a Consent was delivered, as the case may be, regardless of when or in what order such Notes were tendered or with respect to which a Consent was delivered, as the case may be. If the Company makes a material change in the terms of any Tender Offer or Solicitation or in the information concerning any Tender Offer or Solicitation or if it waives a material condition of any Tender Offer or Solicitation, the Company will disseminate additional Tender Offer or Solicitation materials and will extend such Tender Offer or Solicitation and will provide additional withdrawal or revocation rights, in each case to the extent required by law. See
' -- Withdrawal of Tenders; Revocation of Consents; Absence of Appraisal
Rights.'

     The Company expressly reserves the right, in its sole discretion, to terminate any Tender Offer or Solicitation if any of the conditions applicable thereto set forth under ' -- Conditions of the Tender Offers and the Solicitations' shall exist and shall not have been waived by the Company. Any such termination will be followed promptly by public announcement thereof. In the event the Company shall terminate a Tender Offer, it shall give immediate notice thereof to the Depositary, and all Notes theretofore tendered pursuant to such Tender Offer and not accepted for payment shall be returned promptly to the tendering Holders thereof. In the event the Company shall terminate any Solicitation it shall give immediate notice to the Depositary, and all Consents theretofore delivered pursuant to such Solicitation, shall be promptly returned to the delivering Holders. See ' -- Withdrawal Tender; Revocation of Consents; Absence of Appraisal Rights' and ' -- Conditions of the Tender Offers and the Solicitations.'

     Any extension, waiver, delay, termination or amendment of a Tender Offer or Solicitation will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Solicitation Expiration Date or Tender Offer Expiration Date, as the case may be. Without limiting the manner by which the Company may choose to make such announcement, the Company will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service.

ACCEPTANCE OF NOTES FOR PURCHASE; PAYMENT FOR NOTES; PAYMENT OF CONSENT PAYMENTS

     Upon the terms and subject to the conditions of the Tender Offers, the Company will accept for purchase, and promptly after the Tender Offer Expiration Date will pay for, all Notes validly tendered under the Tender Offers and not withdrawn. The Company will not accept Notes for purchase prior to the Tender Offer Expiration Date. The Company expressly reserves the right, in its sole discretion, to delay acceptance for purchase of Notes tendered under any Tender Offer or the payment for Notes accepted for purchase (subject to Rule 14e-1 under the Exchange Act, which requires that the Company pay the consideration offered or return the Notes deposited by or on behalf of the Holders promptly after the termination or withdrawal of a Tender Offer), or to terminate any Tender Offer and not accept for purchase any Notes not theretofore accepted for purchase, if any of the conditions set forth under ' -- Conditions of the Tender Offers and the Solicitations' shall not have been satisfied or waived by the Company or in order to comply in whole or in part with any applicable law. In all cases, payment for Notes purchased pursuant to the Tender Offers will be made only after timely receipt by the Depositary of (i) such Notes, or timely confirmation of a book-entry transfer (a 'Book-Entry Confirmation') of such Notes into the Depositary's account at The Depository Trust Company ('DTC') pursuant to the procedures set forth below in 'Procedures for Tendering Notes and Delivering Consents,' (ii) a properly completed and duly executed Consent and Letter of Transmittal (or a manually signed facsimile thereof, or any tender of Notes transmitted by an Agent's Message (as defined below)) and (iii) all necessary signature guarantees and any other documents required by the Consent and Letter of Transmittal. See ' -- Procedures for Tendering Notes and Delivering Consents' for a description of the procedures for tendering Notes pursuant to the Tender Offers.

     For purposes of any Tender Offer, the Company will be deemed to have accepted for payment (and therefore purchased) Notes when and if it gives oral, to be followed by written, notice to the Depositary of its acceptance of such Notes for payment pursuant to such Tender Offer. Payment for Notes purchased pursuant to the Tender Offers will be made by the Company on the Payment Date by depositing the aggregate purchase price therefor with the Depositary, which will act as agent for tendering Holders for the purpose of receiving payment from the Company and transmitting payment to the tendering Holders.

     The Consent Payment, with respect to the Consents that have been validly delivered and not revoked on or prior to the Solicitation Expiration Date, will be paid on the Payment Date concurrently with the payment of the Purchase Price for such Notes. Upon the terms and subject to the conditions of the Solicitations, the Consent Payments with respect to which Consents have been validly given and not revoked on or prior to the Solicitation Expiration Date will be made by the Depositary promptly after receipt of funds for the payment of such Consent Payments by the Depositary.

     Tenders of and Consents with respect to Notes pursuant to the Tender Offers and the Solicitations will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.

     If, for any reason whatsoever, acceptance for purchase of or payment for validly tendered Notes pursuant to any Tender Offer is delayed or the Company is unable to accept for purchase or to pay for validly tendered Notes pursuant to such Tender Offer, then the Depositary may, nevertheless, on behalf of the Company, retain tendered Notes, without prejudice to the rights of the Company described under ' -- Expiration Date; Extension; Termination; Amendments,'
' -- Conditions of the Tender Offers and the Solicitations' and ' -- Withdrawal of Tenders; Revocation of Consents; Absence of Appraisal Rights,' but subject further to Rule 14e-1 under the Exchange Act, which requires that the Company pay the consideration offered or return the Notes deposited by or on behalf of the Holders promptly after the termination or withdrawal of the Tender Offers.

     Under no circumstances will any additional interest be payable because of any delay on behalf of the Depositary in the transmission of funds to the Holder of purchased Notes. If any tendered Notes are not accepted for payment for any reason pursuant to the terms and conditions of the applicable Tender Offer or if certificates are submitted evidencing more Notes than are tendered, certificates evidencing unpurchased Notes will be returned, without expense, to the tendering Holder (or, in the case of Notes tendered by book-entry transfer into the Depositary's account at DTC pursuant to the procedure set forth under the caption
' -- Procedures for Tendering Notes and Delivering Consents -- Book-Entry Delivery,' such Notes will be credited to an account maintained at DTC designated by the participant therein who so delivered such Notes), unless otherwise requested by such Holder under 'Special Delivery Instructions' in the Consent and Letter of Transmittal promptly following the Tender Offer Expiration date or the termination of the applicable Tender Offer.

     Tendering Holders whose Notes are purchased in the Tender Offers will not be obligated to pay brokerage commissions or fees to Merrill Lynch or to pay transfer taxes with respect to the purchase of their Notes unless the box entitled 'Special Payment Instructions' or the box entitled 'Special Delivery Instructions' in the respective Consent and Letter of Transmittal has been completed, as described in the instructions thereto. The Company will pay all other charges and expenses in connection with the mailing and delivery of the Tender Offer and solicitation material. See ' -- Depositary' and
' -- Miscellaneous.'

PROCEDURES FOR TENDERING NOTES AND DELIVERING CONSENTS

     General. THE TENDER OF NOTES PURSUANT TO THE CONSENT AND LETTER OF TRANSMITTAL ON OR PRIOR TO THE SOLICITATION EXPIRATION DATE AND IN ACCORDANCE WITH THE PROCEDURES DESCRIBED BELOW WILL CONSTITUTE A CONSENT WITH RESPECT TO THE NOTES TENDERED. Holders of the Notes who tender their Notes in the Tender Offers on or prior to the Solicitation Expiration Date are obligated to, and will be deemed to have given, consent to the Proposed Amendments. HOLDERS OF THE NOTES MAY NOT DELIVER CONSENTS WITHOUT TENDERING THEIR NOTES IN THE TENDER OFFERS. A defective tender of Notes may, in the sole discretion of the Company, constitute a valid consent to the Proposed Amendments and be counted for purposes of determining whether Requisite Consents have been obtained therefor (and payment of the Consent Payment will be made) even if the accompanying Notes, if any, are not accepted for purchase by reason of such defect.

     Proper Tender of Notes and Consents. For Notes to be properly tendered pursuant to the Tender Offers, (i) such Notes, together with a properly completed and duly executed Consent and Letter of Transmittal (or a manually signed facsimile thereof), and any other documents required by the Consent and Letter of Transmittal, must be received on or prior to the Tender Offer Expiration Date or the Solicitation Expiration Date, as the case may be, by the Depositary at its address set forth on the back cover of this Offer to Purchase and Consent Solicitation, or (ii) such Notes must be tendered pursuant to the procedure for book-entry transfer described under the caption ' -- Procedures for Tendering Notes and Delivering Consents -- Book-Entry Delivery' and a Book-Entry Confirmation, including any tender of Notes by an Agent's Message must be received by the Depositary, in each case to the Tender Offer Expiration Date or the Solicitation Expiration Date, as the case may be, or (iii) after the Solicitation Expiration Date, the tendering Holder may comply with the guaranteed delivery procedures described under the caption ' -- Procedures for Tendering Notes and Delivering Consents -- Guaranteed Delivery.' Holders whose Notes are registered in the name of a nominee are urged to contact such nominee promptly if they wish to accept the Tender Offer. ALL CONSENTS AND LETTERS OF TRANSMITTAL, NOTICES OF GUARANTEED DELIVERY AND NOTES SHOULD BE SENT ONLY TO THE DEPOSITARY, NOT TO THE COMPANY, CCW, THE TRUSTEE, THE INFORMATION AGENT OR THE DEALER MANAGER.

     Except as provided under the captions ' -- Procedures for Tendering Notes and Delivering Consents -- Book-Entry Delivery' and ' -- Procedures for Tendering Notes and Delivering Consents -- Guaranteed Delivery,' unless the Notes being tendered are deposited with the Depositary on or prior to the Tender Offer Expiration Date (accompanied by a properly completed and duly executed Consent and Letter of Transmittal and any other documents required by the Consent and Letter of Transmittal), the Company may, at its option, reject such tender. If less than the entire principal amount of any Notes evidenced by a submitted certificate(s) is to be tendered, the tendering Holder should fill in the principal amount tendered in the appropriate box on the Consent and Letter of Transmittal. The entire principal amount represented by all Notes deposited with the Depositary will be deemed to have been tendered unless otherwise indicated.

     In all cases, notwithstanding any other provision hereof, the payment for Notes tendered and accepted for payment pursuant to the Tender Offers will be made only after the timely receipt by the Depositary of (i) certificates for such securities or a timely Book-Entry Confirmation, (ii) the Consent and Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, or an Agent's Message, and (iii) any required signature guarantees and other documents required by such Consent and Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when certificates for securities or Book-Entry Confirmations are actually received by the Depositary.

     Tender of Notes Held in Physical Form. To effectively tender Notes held in physical form (and deliver the related Consents), certificates representing the Notes, together with a properly completed Consent and Letter of Transmittal (or a manually signed facsimile thereof), and any other documents required by the Consent and Letter of Transmittal must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase and Consent Solicitation on or prior to the Tender Offer Expiration Date. A tender of Notes may also be effected through the deposit of Notes with DTC and making book-entry delivery as described below, along with a properly completed and duly executed Consent and Letter of Transmittal or Agent's Message required to effectuate the valid delivery of related Consents with respect to such Notes. After the Solicitation Expiration Date, a tendering Holder may comply with the guaranteed delivery procedures set forth below if such Holder is unable to tender Notes on or prior to the Tender Offer Expiration Date. The guaranteed delivery procedures set forth below may not be used to effectively tender Notes or deliver Consents on or prior to the Solicitation Expiration Date. In order to receive both the Consent Payment and the Purchase Price, the Notes and the Consent and Letter of Transmittal or Agent's Message must be received by the Depositary on or prior to the Solicitation Expiration Date. All Consents and Letters of Transmittal, Notices of Guaranteed Delivery and Notes should be sent only to the Depositary and should not be sent to the Company, CCW, the Trustee, the Information Agent or the Dealer Manager.

     ALL CONSENTS AND LETTERS OF TRANSMITTAL, NOTICES OF GUARANTEED DELIVERY AND NOTES SHOULD BE DELIVERED ONLY BY COURIER OR HAND DELIVERY OR TRANSMITTED BY MAIL. DELIVERIES SHOULD BE MADE ONLY TO THE DEPOSITARY, NOT TO THE COMPANY, CCW, THE TRUSTEE, THE INFORMATION AGENT OR THE DEALER MANAGER. THE METHOD OF DELIVERY OF CERTIFICATES FOR NOTES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED TO BE MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF CERTIFICATES FOR NOTES ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

     Tender of Notes Held Through a Custodian. To effectively tender Notes (and deliver the related consents) that are held of record by a custodian bank, depositary, broker, trust company or other nominee, the beneficial owner thereof must instruct such custodian to tender the Notes on the beneficial owner's behalf. A Letter of Instruction is included in the materials provided with this Offer to Purchase and Consent Solicitation which may be used by a beneficial owner to effect the tender. Any beneficial owner of Notes held of record by DTC or its nominee, through authority granted by DTC, may direct the DTC participant through which such beneficial owner's Notes are held in DTC to execute, on such beneficial owner's behalf, a Consent and Letter of Transmittal with respect to Notes beneficially owned by such beneficial owner.

     Tender of Notes Held Through DTC. To effectively tender Notes (and deliver the related Consents) that are held through DTC, DTC participants should either:
(i) properly complete and duly execute the Consent and Letter of Transmittal (or a manually signed facsimile thereof), together with any other documents required by the Consent and Letter of Transmittal, and mail or deliver the Consent and Letter of Transmittal and such other documents to the Depositary, or (ii) electronically transmit their acceptance through the DTC Automated Tender Offer Program ('ATOP') (and thereby tender Notes) for which the transaction will be eligible. Upon receipt of such Holder's acceptance through ATOP, DTC will edit and verify the acceptance and send an Agent's Message to the depository for its acceptance. Delivery of tendered notes must be made to the Depositary pursuant to the book entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below but such guaranteed delivery procedures may only be used for tenders of Notes after the Solicitation Expiration Date.

     Except as provided below, unless the Notes being tendered are deposited with the Depositary on or before the applicable Solicitation Expiration Date or Tender Offer Expiration Date, as the case may be (accompanied by a properly completed and duly executed Consent and Letter of Transmittal or Agent's Message), the Company may, at its option, treat such tender as defective for purposes of the right to receive the applicable Consent Payment or Purchase Price. Payment for the Notes will be made only against deposit of the tendered Notes and delivery of all other required documents.

     Signature Guarantees. No signature guarantee is required on the Consent and Letter of Transmittal if the Consent and Letter of Transmittal is signed by the registered holder of the Notes tendered therewith and payment is to be made directly to such registered holder, or if Notes are tendered for the account of an institution that is a member of a Signature Guarantee Program recognized by the Depositary (i.e., the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP) and the New York Stock Exchange's Medallion Program (MSP)) (each such entity being hereinafter referred to as an 'Eligible Institution'). In all other cases, all signatures on the Consent and Letter of Transmittal must be guaranteed by an Eligible Institution. (See Instructions 1 and 5 of the Consent and Letter of Transmittal.) If a Note is registered in the name of a person other than the person signing a Consent and Letter of Transmittal, or if payment is to be made or Notes not purchased or tendered are to be issued, to a person other than the registered holder, then such Note must be endorsed or accompanied by a written instrument or instruments of transfer in a form satisfactory to the Company, in either case, executed by the registered holder with the signatures guaranteed by an Eligible Institution.

     Book-Entry Delivery. The Depositary will establish an account or accounts with respect to the Notes at DTC for purposes of the Tender Offers within two business days after the date of the commencement of the Tender Offers, and any financial institution that is a participant in DTC's system may make book-entry delivery of the Notes by causing DTC to transfer such Notes into the Depositary's account at DTC in accordance with DTC's procedure for such transfer.

     The term 'Agent's Message' means a message transmitted by DTC and received by the Depositary and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgement from a participant in DTC tendering the Notes, that such participant has received and agrees to be bound by the terms of the Consent and Letter of Transmittal and the Company may enforce such agreement against the participant.

     Guaranteed Delivery. If a Holder desires to tender Notes pursuant to the Tender Offers after the Solicitation Expiration Date, and such Holder's certificates are not immediately available or time will not permit all required documents to reach the Depositary on or prior to the Tender Offer Expiration Date, or such Holder cannot complete the procedures for book-entry transfer on a timely basis, such Notes may nevertheless be tendered provided that all of the following conditions are satisfied:

          (a) The tender is made by or through an Eligible Institution;

          (b) On or prior to the Tender Offer Expiration Date, the Depositary receives from such Eligible Institution at the address for the Depositary set forth on the back cover hereof, a properly completed and duly executed Notice of Guaranteed Delivery (by mail, hand delivery or facsimile transmission). Such Notice of Guaranteed Delivery shall (i) be substantially in the form made available by the Company, (ii) set forth the name and address of the Holder, (iii) describe the Notes and the principal amount of the Notes tendered, (iv) state that the tender is being made thereby and (v) guarantee that, within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, a duly executed Consent and Letter of Transmittal (or a manually signed facsimile thereof), including any tender of Notes transmitted by an Agent's Message, together with the certificates representing such Notes (or appropriate Book-Entry Confirmation) and any other documents required by the Consent and Letter of Transmittal and the instructions thereto will be deposited by the Eligible Institution with the Depositary; and

          (c) The certificates for the tendered Notes in proper form for transfer (or appropriate Book-Entry Confirmation), together with a properly completed and duly executed Consent and Letter of Transmittal (or a manually signed facsimile thereof), or confirmation of book-entry transfer of such Notes into the Depositary's account with DTC as described above, including an Agent's Message in connection therewith, and all other documents required by the Consent and Letter of Transmittal and the instructions thereto, are received by the Depositary within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     In all cases, payment for Notes tendered and accepted for payment pursuant to the Tender Offers will be made only after timely receipt by the Depositary of certificates for such Notes, a properly completed and duly executed Consent and Letter of Transmittal (or a manually signed facsimile thereof) or Agent's Message and any other documents required by the Consent and Letter of Transmittal.

     THE PROCEDURES FOR GUARANTEED DELIVERY MAY NOT BE USED TO EFFECT TENDERS OF NOTES (AND DELIVERY OF THE RELATED CONSENTS) ON OR PRIOR TO THE SOLICITATION EXPIRATION DATE.

     Tender Constitutes an Agreement. The proper tender of Notes pursuant to any of the procedures described above will constitute a binding agreement between the tendering Holders and the Company upon the terms and subject to the conditions of the Tender Offers, and a representation that (i) such Holder owns the Notes being tendered and is entitled to tender such Notes as contemplated by the Tender Offers, all within the meaning of Rule 14e-4 under the Exchange Act and (ii) the tender of such Notes complies with Rule 14e-4 under the Exchange Act.

     Further, by executing a Consent and Letter of Transmittal as set forth above or permitting an Agent's Message to be delivered, and subject to and effective upon acceptance for payment of and payment for the Notes tendered therewith, a tendering Holder irrevocably sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to all the Notes tendered thereby, waives any and all other rights with respect to the Notes (including without limitation any existing or past defaults and their consequences in respect of the Notes and the Indenture under which the Notes were issued) and releases and discharges the Company from any and all claims such Holder may have now, or may have in the future, arising out of, or related to, the Notes, including without limitation any claims that such Holder is entitled to receive additional principal or interest payments with respect to the Notes. Each such Holder also appoints the Depositary the true and lawful agent and attorney-in-fact of such Holder with respect to such Notes, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) deliver such Notes or transfer ownership of such Notes on the account books maintained by DTC, together, in each case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Company, (ii) present such Notes for transfer on the books of the Company, (iii) receive all benefits or otherwise exercise all rights of beneficial ownership of such Notes (except that the Depositary will have no rights to or control over funds from the Company, except as agent for the Company, for the purchase price for any notes tendered hereby that are purchased by the Company) and (iv) deliver to the Company and the Trustee the Consent and Letter of Transmittal as evidence of such Holder's Consent to the Proposed Amendments and as certification that the Requisite Consents to the Proposed Amendments duly executed by Holders of such Notes have been received, all in accordance with the terms of the Tender Offers and Solicitations.

     Determination of Validity; Rejection of Notes; No Obligation to Give Notice of Defects. All questions as to the principal amount of Notes to be accepted, the validity, form, eligibility (including the time of receipt) and acceptance for payment of any tender of Notes or delivery of Consents pursuant to the procedures described herein and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tendered Notes or Consents determined by it not to be in proper form or the acceptance of or payment for which may be unlawful. The Company also reserves the absolute right to waive any of the conditions of any Tender Offer or Solicitation and any defect or irregularity in the tender of any particular Notes or delivery of any particular Consents. The Company's interpretation of the terms and conditions of the Tender Offers and the Solicitations (including without limitation the instructions in the Consent and Letter of Transmittal) shall be final and binding. No alternative, conditional or contingent tenders or deliveries will be accepted. Unless waived, any irregularities in connection with tenders of Notes or deliveries of Consents must be cured within such time as the Company shall determine. None of the Company, CCW, the Depositary, the Information Agent, the

Dealer Manager or any other person will be under any duty to give notification of any defects or irregularities in such tenders of Notes or deliveries of Consents or will incur any liabilities for failure to give such notification. Tenders of Notes or deliveries of Consents will not be deemed to have been made until such irregularities have been cured or waived. Any Notes or Consents received by the Depositary that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Depositary to the tendering Holders (in the case of Notes tendered by book-entry transfer into the Depositary's account at DTC, by crediting the account maintained at DTC from which such Notes were delivered), unless such Holders have otherwise provided in the Consent and Letter of Transmittal, as promptly as practicable following the Tender Offer Expiration Date.

     Lost or Missing Certificates. If a Holder desires to tender a Note pursuant to the Tender Offers, but the Note has been mutilated, lost, stolen or destroyed, such Holder should write to or telephone the Trustee under the Indentures at the addresses listed below, about procedures for obtaining replacement certificates for such Notes, arranging for indemnification or any other matter that requires handling by such Trustee:

                         BANK OF MONTREAL TRUST COMPANY
                               Wall Street Plaza
                                 88 Pine Street
                               New York, NY 10005
                      Attention: Reorganization Department
                           Telephone: (212) 701-7624
                              Fax: (212) 701-7636

BACKUP FEDERAL INCOME TAX WITHHOLDING

     For a discussion of federal income tax considerations relating to backup withholding, see 'Certain Federal Income Tax Consequences -- Backup Withholding.'

WITHDRAWAL OF TENDERS; REVOCATION OF CONSENTS; ABSENCE OF APPRAISAL RIGHTS

     Tenders of Notes may be withdrawn and Consents with respect thereto may be revoked at any time until the Solicitation Expiration Date; provided, however, that if after the Solicitation Expiration Date the Company reduced either (i) the principal amount of Notes tendered for in a Tender Offer or (ii) the Purchase Price for the Notes, Notes previously tendered therein may be withdrawn and Consents with respect thereto may be revoked until the Company certifies that it possesses the Requisite Consents, which certification shall not occur earlier than the expiration of 10 business days after the date that notice of any such reduction is first published, given or sent to affected Holders by the Company. Holders who have withdrawn tenders of Notes and revoked Consents during such period may re-tender Notes and deliver Consents during such period by following one of the procedures described in ' -- Procedures for Tendering Notes and Delivering Consents.' Tenders of Notes of any series may also be withdrawn if the Tender Offer with respect to such Notes is terminated without any such Notes being purchased thereunder or as otherwise provided herein. Following certification that the Company has obtained the Requisite Consents, and the Solicitation Expiration Date, the Company intends to execute Supplemental Indentures reflecting the Proposed Amendments.

     Holders who wish to exercise their right of withdrawal with respect to any Tender Offer must give written notice of withdrawal delivered by mail or hand delivery, which notice must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase and Consent Solicitation prior to the Solicitation Expiration Date. In order to be effective, a notice of withdrawal must specify the name of the person who deposited the Notes to be withdrawn (the 'Depositor'), the name in which the Notes are registered if different from that of the Depositor, and the principal amount of Notes to be withdrawn. If certificates have been delivered or otherwise identified (through confirmation or book-entry transfer of such Notes) to the Depositary, the name of the registered holder and the certificate number or numbers relating to such Notes withdrawn must also be furnished to the Depositary as aforesaid prior to the physical release of certificates for the withdrawn Notes (or, in the case of Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited with withdrawn Notes). The notice of withdrawal must be signed by the Holder in the same manner as the Consent and Letter of Transmittal (including, in any case, any required signature guarantee), or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of such Notes.

     Withdrawals of tenders of Notes may not be rescinded, and any Notes withdrawn will thereafter be deemed not validly tendered for purposes of the applicable Tender Offer. However, properly withdrawn Notes may be retendered by following one of the procedures described in ' -- Procedures for Tendering Notes and Delivering Consents' at any time prior to the Tender Offer Expiration Date.

     Any Holder who has delivered a Consent, or who succeeds to ownership of Notes in respect of which a Consent has previously been delivered, may revoke such Consent prior to the Solicitation Expiration Date by delivery of a written notice of revocation in accordance with the following procedures. In order to be effective, a notice of revocation of Consent must (i) contain the name of the person who delivered the Consent, a description of the Notes to which it relates, the certificate number or numbers of such Notes and the aggregate principal amount represented by such Notes, (ii) be signed by the registered holder thereof and (iii) be received on or prior to the Solicitation Expiration Date by the Depositary at its address set forth on the back cover of this Offer to Purchase and Consent Solicitation. A purported notice of revocation that lacks any of the required information or is dispatched to an improper address will not be effective to revoke a Consent previously given. Although, as described below, a withdrawal of a tender of Notes will render the Consent to the Proposed Amendments defective with respect to such Notes so withdrawn, such a withdrawal will not, in and of itself, result in a revocation of such Consent to the Proposed Amendments. A revocation of a Consent can only be accomplished in accordance with the foregoing procedures. No Holder may revoke a Consent following the Solicitation Expiration Date.

     A valid withdrawal of tendered Notes (without a concurrent valid revocation of a Consent with respect to such Notes) will render the Consent to the Proposed Amendments defective with respect to such Notes so withdrawn. A valid revocation of a Consent with respect to Notes (without a concurrent valid withdrawal of such Notes) will render the tender of such Notes to which such Consent relates defective. In the event of such a withdrawal or revocation, the Company will have the right, which it may waive, to reject such defective tender of Notes or such defective Consent with respect to such Notes, as the case may be, as invalid and ineffective. If the Company waives its right to reject a defective Consent with respect to such Notes the Holder will be entitled to the Tender Offer Consideration or the Consent Payment, as the case may be.

     All questions as to the form and validity (including time of receipt) of any notice of withdrawal or revocation will be determined by the Company, in its sole discretion, which determination shall be final and binding. None of the Company, the Depositary, the Information Agent, the Dealer Manager or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation or incur any liabilities for failure to give any such notification. There are no appraisal or other similar statutory rights available to the Holders in connection with the Tender Offers.

DEALER MANAGER

     Merrill Lynch & Co. is acting as the Dealer Manager (the 'Dealer Manager') for the Company in connection with the Tender Offers and as Solicitation Agent in connection with the Solicitations and has provided certain financial advisory services to the Company in connection with the Tender Offers and the Solicitations. The Company will pay the Dealer Manager reasonable and customary compensation for such services, plus reimbursement for out-of-pocket expenses. The Company has agreed to indemnify the Dealer Manager against certain liabilities in connection with its services as the Dealer Manager and financial advisor, including liabilities under the federal securities laws. At any given time Merrill Lynch & Co. may trade the Notes or other debt or equity securities of the Company for its own account or for the accounts of customers and, accordingly, may hold a long or short position in the Notes or such other securities.

DEPOSITARY

     The Depositary for the Tender Offers and the Solicitations is Harris Trust Company of New York. All deliveries, correspondence and questions sent or presented to the Depositary relating to the Tender Offers and the Solicitations should be directed to the address or telephone number set forth on the back cover of this Offer to Purchase and Consent Solicitation. The Company will pay the Depositary reasonable and customary compensation for its services in connection with the Tender Offers and the Solicitations, plus reimbursement for out-of-pocket expenses. The Company will indemnify the Depositary against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws.

     Brokers, dealers (including Merrill Lynch & Co.), commercial banks and trust companies will be reimbursed by the Company for customary mailing and handling expenses incurred by them in forwarding material to their customers. The Company will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager) in connection with the solicitation of tenders of Notes pursuant to the Tender Offers.

INFORMATION AGENT

     Beacon Hill Partners, Inc. has been appointed as Information Agent for the Tender Offers and the Solicitations. Questions and request for assistance or additional copies of the Offer to Purchase and Consent Solicitation, the Consent and Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent at its address or telephone numbers set forth of the back cover page of the Offer to Purchase and Consent Solicitation. Holders of Notes may also contact their broker, dealer or commercial bank or trust company for assistance concerning the Tender Offers and the Solicitations.

MISCELLANEOUS

     Directors, officers and regular employees of the Company (who will not be specifically compensated for such services), and the Dealer Manager may contact Holders of Notes by mail, telephone, fax, telex, telegram messages, mailgram messages, datagram messages and personal interviews regarding the Tender Offers and the Solicitations and may request brokers, dealers and other nominees to forward this Offer to Purchase and Consent Solicitation and related materials to beneficial owners of Notes.

     Request for information or additional copies of this Offer to Purchase and Consent Solicitation and the related Consents and Letters of Transmittal may be directed to the Information Agent.

     The Company is not aware of any jurisdiction where the making of the Tender Offers or the Solicitations is not in compliance with the laws of such jurisdiction. If the Company becomes aware of any jurisdiction where the making of the Tender Offers or the Solicitations would not be in compliance with such laws, the Company will make a good faith effort to comply with any such laws or seek to have such laws declared inapplicable to the Tender Offers or the Solicitations, as the case may be. If, after such good faith effort, the Company cannot comply with any such applicable laws, the Tender Offers and the Solicitations will not be made to (nor will tenders or Consents be accepted from or on behalf of) the Holders residing in such jurisdiction.

                            THE PROPOSED AMENDMENTS

     The following are the Proposed Amendments to the Indentures listed below that will be reflected in or contained in the applicable Supplemental Indentures. See Annex I hereto.

     (a) Indenture dated as of November 15, 1993 between Centennial Cellular Corp. as the Company and Bank of Montreal Trust Company, as Trustee.

     The Proposed Amendments would eliminate the following covenant:

          Section 11.08 ('Statement by Officers as to Default')

     (b) First Supplemental Indenture dated as of November 15, 1993 between Centennial Cellular Corp. as the Company and Bank of Montreal Trust Company, as Trustee (8 7/8% Senior Notes due 2001).

     The Proposed Amendments would eliminate the following covenants:

          Section 9.01 ('Restrictions on Merger, Consolidation and Sale of Substantially All Assets')

          Section 9.02 ('Successor Corporation Substituted')

          Section 11.10 ('Limitations on Debt and Preferred Stock')

          Section 11.11 ('Limitations on Restricted Payments')

          Section 11.12 ('Limitations on Transactions with Affiliates')

          Section 11.13 ('Limitations on Dividend Restrictions Affecting Subsidiaries')

          Section 11.14 ('Limitations on Liens Securing Debt')

          Section 11.15 ('Limitations on Sale of Assets and Subsidiary Stock')

          Section 11.17 ('SEC Reports')

     The Proposed Amendments would amend the following provisions:

          Section 6.01. ('Events of Default') sets forth the Events of Default with respect to the Notes.
          The Proposed Amendments would eliminate the following as Events of
     Default:

             (i) the failure of the Company to comply with any of its agreements or covenants in the Restrictions on Merger, Consolidation and Sale of Substantially All Assets covenant; (ii) the failure of the Company to comply with any of its agreements or covenants in the Limitations on Debt and Preferred Stock covenant, the Limitations on Restricted Payments covenant, the Limitations on Transactions with Affiliates covenant, the Limitations on Dividend Restrictions Affecting Subsidiaries covenant, the Limitations on Liens Securing Debt covenant and the Limitations on Sale of Assets and Subsidiary Stock covenant, and such failure shall continue for 30 days after written notice is given to the Company by the Trustee or by the holders of 25% in aggregate principal amount of the Notes then outstanding; (iii) the failure of the Company to comply with any of its other agreements or covenants in, or provisions of, the Notes or the Indenture and such failure shall continue for a period of 60 days after written notice is given to the Company by the Trustee or by the holders of 25% in aggregate principal amount of the Notes then outstanding; (iv) an event of default occurs (after giving effect to any applicable grace or cure period) under any mortgage, indenture or other instrument governing any Debt of the Company or any Restricted Subsidiary for borrowed money, whether such Debt now exists or shall be created after the date of the Indenture, if
        (i) such event of default results from the failure to pay at maturity $10 million or more in principal amount of such Debt or (ii) as a result of such event of default the maturity of $10 million or more in principal amount of such Debt has been accelerated prior to its stated maturity; (v) any final judgment aggregating $10 million or more shall be rendered against the Company or a Restricted Subsidiary and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days; and (vi) the breach of any other covenant that is eliminated by the Proposed Amendments.

     (c) Second Supplemental Indenture dated as of May 11, 1995 between Centennial Cellular Corp. as the Company and Bank of Montreal Trust Company, as Trustee (10 1/8% Senior Notes due 2005).

     The Proposed Amendments would eliminate the following covenants:

          Section 9.01 ('Restrictions on Merger, Consolidation and Sale of Substantially All Assets')

          Section 9.02 ('Successor Corporation Substituted')

          Section 11.10 ('Limitations on Debt and Preferred Stock')

          Section 11.11 ('Limitations on Restricted Payments')

          Section 11.12 ('Limitations on Transactions with Affiliates')

          Section 11.13 ('Limitations on Dividend Restrictions Affecting Subsidiaries')

          Section 11.14 ('Limitations on Liens Securing Debt')

          Section 11.15 ('Limitations on Sale of Assets and Subsidiary Stock')

          Section 11.17 ('SEC Reports')

     The Proposed Amendments would amend the following provisions:

          Section 6.01. ('Events of Default') sets forth the Events of Default with respect to the Notes.
          The Proposed Amendments would eliminate the following as Events of
     Default:

             (i) the failure of the Company to comply with any of its agreements or covenants in the Restrictions on Merger, Consolidation and Sale of Substantially All Assets covenant; (ii) the failure of the Company to comply with any of its agreements or covenants in the Limitations on Debt and Preferred Stock covenant, the Limitations on Restricted Payments covenant, the Limitations on Transactions with Affiliates covenant, the Limitations on Dividend Restrictions Affecting Subsidiaries covenant, the Limitations on Liens Securing Debt covenant and the Limitations on Sale of Assets and Subsidiary Stock covenant, and such failure shall continue for 30 days after written notice is given to the Company by the Trustee or by the holders of 25% in aggregate principal amount of the Notes then outstanding; (iii) the failure of the Company to comply with any of its other agreements or covenants in, or provisions of, the Notes or the Indenture and such failure shall continue for a period of 60 days after written notice is given to the Company by the Trustee or by the holders of 25% in aggregate principal amount of the Notes then outstanding; (iv) an event of default occurs (after giving effect to any applicable grace or cure period) under any mortgage, indenture or other instrument governing any Debt of the Company or any Restricted Subsidiary for borrowed money, whether such Debt now exists or shall be created after the date of the Indenture, if
        (i) such event of default results from the failure to pay at maturity $10 million or more in principal amount of such Debt or (ii) as a result of such event of default the maturity of $10 million or more in principal amount of such Debt has been accelerated prior to its stated maturity; (v) any final judgment aggregating $10 million or more shall be rendered against the Company or a Restricted Subsidiary and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days; and (vi) the breach of any other covenant that is eliminated by the Proposed Amendments.

     The Proposed Amendments as to any series of Notes will be effected by the applicable Supplemental Indentures, which will be executed at or promptly following the date the Requisite Consents with respect to such series have been obtained. Although the Supplemental Indentures will be executed at or promptly following the date such Requisite Consents have been obtained, the Proposed Amendments as to any series of Notes will not become operative until validly tendered Notes of such series are accepted for payment by the Company. If such Tender Offer is terminated or withdrawn, or such Notes are not purchased hereunder (or if the Requisite Consents are not received), the Proposed Amendments with respect to such series will not become operative. Therefore, if the Merger Agreement is terminated without the Merger having been consummated, the Proposed Amendments will have no force and effect.

     The Proposed Amendments with respect to each series of Notes constitute a single proposal and a tendering and consenting Holder must consent to the Proposed Amendments as an entirety and may not consent selectively with respect to certain Proposed Amendments. Pursuant to the terms of the Indentures, the Proposed Amendments require the Consent of the Holders of a majority in principal amount of the outstanding Notes of each series, excluding for such purposes any Notes owned at the time by the Company or any of its affiliates. Notes owned at the time by the Company or any of its affiliates will not be counted. If a Tender Offer is consummated and the Proposed Amendments as to such series of Notes become operative with respect to the applicable Indenture, the Proposed Amendments will be binding on all non-tendering Holders of such series.

     The completion, execution and delivery of the Consent and Letter of Transmittal by a Holder in connection with the Tender Offers and the Solicitations will constitute the Consent of the tendering Holder to the Proposed Amendments.

     The foregoing is qualified in its entirety by reference to the Indentures and the form of Supplemental Indentures, copies of which can be obtained without charge from the Information Agent.

     IF THE PROPOSED AMENDMENTS BECOME OPERATIVE, HOLDERS OF UNTENDERED NOTES WILL BE BOUND THEREBY.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of certain anticipated federal income tax consequences is based on current law and is for general information only. The discussion is based on the Internal Revenue Code of 1986, as amended (the 'Code'), temporary and final Treasury regulations promulgated thereunder, judicial decisions and administrative rulings, all of which are subject to change, possibly with retroactive effect. The tax treatment of a Holder of Notes may vary depending upon his or her particular situation. Certain Holders of Notes (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons holding Notes as part of a hedging transaction or a straddle, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. This discussion does not consider the effect of any foreign, state or local tax laws or any U.S. tax considerations (e.g., estate or gift) other than U.S. federal income tax considerations that may be relevant to particular Holders. This discussion is limited to Holders who have held their Notes as 'capital assets' (generally, property held for investment) within the meaning of
Section 1221 of the Code. EACH HOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF TENDERING THE NOTES AND CONSENTING TO THE PROPOSED AMENDMENTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

SALE OF NOTES PURSUANT TO THE TENDER OFFERS

     A Holder who receives cash for Notes pursuant to the Tender Offers will recognize gain or loss equal to the difference between the amount of cash received (excluding amounts attributable to accrued interest that have been previously included in income by a Holder and not otherwise added to the Holder's adjusted tax basis) and the Holder's adjusted tax basis in the Notes sold. A Holder's adjusted tax basis generally will be the original cost of the
Note increased by market discount, if any, previously included in such Holder's income and reduced by any amortized premium. Subject to the market discount rules discussed below and subject to the discussion of the Consent Payments below, such gain or loss generally will be long-term capital gain or loss, provided the Notes have been held for more than one year. To the extent that the amount paid for the Notes represents accrued interest, it will constitute ordinary income to the Holder unless previously included in income. A Holder who acquired a Note at a market discount (subject to a statutorily-defined de minimis exception) generally will be required to treat any gain on a sale thereof pursuant to the Tender Offers as ordinary income rather than capital gain to the extent of the accrued market discount, unless an election was made to include market discount in income as it accrued. For Notes that were purchased on the secondary market, market discount generally equals the excess of the stated redemption price at maturity (or 'revised issue price' in the case of a Note having original issue discount) of a debt instrument over a Holder's initial tax basis in the debt instrument.

THE CONSENT PAYMENTS

     Although the law is unclear, the Consent Payments made to Holders whose Notes are accepted for payment pursuant to the Tender Offers may be treated either (i) as additional consideration in exchange for the tendered Notes, in which case such payments would be taken into account in determining the amount of gain or loss on the sale (see 'Sale of Notes Pursuant to the Tender Offers' above) or (ii) as separate fees for consenting to the Proposed Amendments, in which case such payments likely would constitute ordinary income to recipients. The Company intends to treat the Consent Payments as additional consideration paid in exchange for the tendered Notes.

WITHHOLDING OF CONSENT AND RETENTION OF NOTES

     The federal income tax consequences to the Holders who retain their Notes on the adoption of the Proposed Amendments depend upon whether the Proposed Amendments and the related transactions result in a deemed exchange of the Notes for new notes (the 'Modified Notes') under Section 1001 of the Code. The Treasury Regulations provide that a modification that adds, deletes or alters customary accounting or financial covenants is not a significant modification and therefore does not result in a deemed exchange. While not free from doubt, the adoption of the Proposed Amendments and the related transactions should not result in a deemed exchange for federal income tax purposes. Accordingly, Holders should not recognize gain or loss as a result of the Proposed Amendments becoming effective.

     Even if the Proposed Amendments and the related transactions were to constitute a deemed exchange of the Notes, Holders who retain their 10 1/8% Notes should not recognize gain or loss on such deemed exchange since such deemed exchange should qualify as a tax-free recapitalization. If the deemed exchange of 10 1/8% Notes were not to qualify as a recapitalization for federal income tax purposes, or if the Proposed Amendments and the related transactions were to constitute a deemed exchange of the 8 7/8% Notes, then a non-tendering Holder would recognize gain or loss equal to the difference between such Holder's tax basis in the Notes and the issue price of the Modified Notes. Any such gain or loss would be capital gain or loss, and would be taxable to non-tendering Holders in accordance with the rules described above in 'Sale of Notes Pursuant to the Tender Offers.'

BACKUP WITHHOLDING

     A Holder whose Notes are tendered and accepted for payment and who receives a Consent Payment may be subject to backup withholding at the rate of 31% with respect to the gross proceeds from the sale of such Notes and the amount of any Consent Payments received unless such Holder (a) is a corporation or other exempt recipient and, when required, establishes this exemption or (b) provides his or her correct taxpayer identification number (which, in the case of an individual, is his or her social security number), certifies that he or she is not currently subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A Holder of Notes who does not provide the Company with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount withheld under these rules will be creditable against the Holder's federal income tax liability, and if withholding results in an overpayment of taxes, a refund may be applied for.

     The Company will provide information statements to tendering Holders and the IRS reporting the cash payments, as required by law.

     THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER OF NOTES SHOULD CONSULT HIS OR HER TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF TENDERING THE NOTES AND RECEIVING CONSENT PAYMENT, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

                                                                      APPENDIX A
                       DESCRIPTION OF PURCHASE PRICE AND
                        TOTAL CONSIDERATION CALCULATIONS

YLD                 =     Tender Offer Yield expressed as a decimal number.

CPN                 =     The nominal interest payable on a Note expressed as a decimal number.

N                   =     The number of semi-annual interest payments, based on the Applicable Reference Date, from (but not including) the expected Payment Date to (and including) the Applicable
                          Reference Date.

S                   =     The number of days from and including the semi-annual interest payment date immediately preceding the expected Payment Date up to, but not including, the expected Payment Date.
                          The number of days is computed using the 30/360 day-count method.

/                   =     Divide. The term immediately to the left of the division symbol is divided by the term immediately to the right of the division symbol before any other addition or subtraction operations are performed.

exp                 =     Exponentiate. The term to the left of 'exp' is raised to the power indicated by the term to the right of 'exp'.

RV                  =     The assumed redemption amount, based on the Applicable Reference Date, for each Note per
                          $1,000 principal amount of a Note.

 N                  =     Summate. The term in the brackets to the right of the summation symbol is separately
[Sig]                     calculated 'N' times (substituting for 'k' in that term each whole number between 1 and
k=1                       N, inclusive), and the separate calculations are then added together.

CP                  =     $25.00 per Note, which is equal to the Consent Payment.

Purchase Price      =

             RV                    N               $1,000(CPN/2)
----------------------------  +  [Sig]    [  -------------------------  ]  -  $1,000(CPN/2)(S/180) - CP
(1 + YLD/2) exp (N  - S/180)      k=1        (1 + YLD/2) exp (k-S/180)

Total Consideration =  The Purchase Price of a Note per $1,000 principal amount of a Note plus the Consent
                       Payment per $1,000 principal amount of a Note.

Total Consideration =

             RV                   N               $1,000(CPN/2)
----------------------------  +  [Sig]    [  -------------------------  ]  -  $1,000(CPN/2)(S/180)
(1 + YLD/2) exp (N  - S/180)      k=1        (1 + YLD/2) exp (k-S/180)


                                                                      APPENDIX B
                        HYPOTHETICAL PURCHASE PRICE AND
                        TOTAL CONSIDERATION CALCULATIONS

     This Schedule provides a hypothetical illustration of the Purchase Price and the Total Consideration payable pursuant to the Offer based on hypothetical data, and should, therefore, be used solely for the purpose of obtaining an understanding of the calculation of the Purchase Price and the Total Consideration, as quoted at hypothetical rates and times, and should not be used or relied upon for any other purpose.

                          8 7/8% SENIOR NOTES DUE 2001

Applicable Reference Date:                     May 1, 1999

Reference Security:                            6 3/8% U.S. Treasury Note Due April 30, 1999 as displayed on the Bloomberg Government Pricing Monitor, Page PX3

Fixed Spread:                                  0.50% (50 basis points)

Example:

Assumed Price Determination Date and Time:     2:00 PM, New York City time, on Friday, September 4, 1998

Assumed Payment Date:                          Thursday, October 15, 1998

Assumed Reference Yield:                       =     5.113%

Fixed Spread                                   =     0.50%

YLD                                            =     0.05613

CPN                                            =     0.08875

N                                              =     2

S                                              =     164

RV                                             =     $1,052.50

CP                                             =     $25.00

PURCHASE PRICE                                 =     $1,043.15

TOTAL CONSIDERATION                            =     $1,068.15

                                                                      APPENDIX C
                        HYPOTHETICAL PURCHASE PRICE AND
                        TOTAL CONSIDERATION CALCULATIONS

     This Schedule provides a hypothetical illustration of the Purchase Price and the Total Consideration payable pursuant to the Offer based on hypothetical data, and should, therefore, be used solely for the purpose of obtaining an understanding of the calculation of the Purchase Price and the Total Consideration, as quoted at hypothetical rates and times, and should not be used or relied upon for any other purpose.

                         10 1/8% SENIOR NOTES DUE 2005

Applicable Reference Date:                     May 15, 2005

Reference Security:                            6 1/2% U.S. Treasury Note Due May 15, 2005 as displayed on the Bloomberg Government Pricing Monitor, Page PX6

Fixed Spread:                                  0.75% (75 basis points)

Example:

Assumed Price Determination Date and Time:     2:00 PM, New York City time, on Friday, September 4, 1998

Assumed Payment Date:                          Thursday, October 15, 1998

Assumed Reference Yield:                       =     5.011%

Fixed Spread                                   =     0.75%

YLD                                            =     0.05761

CPN                                            =     0.10125

N                                              =     14

S                                              =     150

RV                                             =     $1,000.00

CP                                             =     $25.00

PURCHASE PRICE                                 =     $1,211.21

TOTAL CONSIDERATION                            =     $1,236.21

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX I
                            THE PROPOSED AMENDMENTS

     Holders of Notes who desire to accept the Tender Offers in respect of their Notes will be deemed to have consented to certain amendments to the Indentures under which the Notes were issued. The following is a summary of the Proposed Amendments to certain covenants and provisions of the Indentures. This summary is qualified in its entirety by reference to the full and complete terms contained in the Indentures. Capitalized terms used herein without definition have the same meanings as set forth in the Indentures.

     If the Proposed Amendments become effective, provisions substantially in the form of the underlined clauses below will be added to the Indentures and the provisions substantially in the form of the italicized clauses below will be deleted from the Indentures.

   INDENTURE DATED AS OF NOVEMBER 15, 1993 BETWEEN CENTENNIAL CELLULAR CORP.
                AND BANK OF MONTREAL TRUST COMPANY, AS TRUSTEE.

SECTION 11.08. STATEMENT BY OFFICERS AS TO DEFAULT.

[ADD: Intentionally omitted.]

[DELETE: The Company will, within 120 days after the close of each fiscal year, commencing with the first fiscal year following the issuance of Securities of any series under this Indenture, file with the Trustee a certificate of the principal executive officer, the principal financial officer or the principal accounting officer of the Company, covering the period from the date of issuance of such Securities to the end of the fiscal year in which such Securities were issued, in the case of the first such certificate, and covering the preceding fiscal year in the case of each subsequent certificate, and stating whether or not, to the knowledge of the signer, the Company has complied with all conditions and covenants on its part contained in this Indenture, and, if the signer has obtained knowledge of any default by the Company in the performance, observance or fulfillment of any such condition or covenant, specifying each such default and the nature thereof. For the purpose of this Section 11.08, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.]

 FIRST SUPPLEMENTAL INDENTURE DATED AS OF NOVEMBER 15, 1993 BETWEEN CENTENNIAL
  CELLULAR CORP. AND BANK OF MONTREAL TRUST COMPANY, AS TRUSTEE (8 7/8% SENIOR
                                NOTES DUE 2001).

SECTION 9.01. RESTRICTIONS ON MERGER, CONSOLIDATION AND SALE OF SUBSTANTIALLY ALL ASSETS.

[ADD: Intentionally omitted.]

[DELETE: The Company shall not consolidate with or merge with or into any other entity or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to any entity (other than the merger of a Wholly Owned Restricted Subsidiary of the Company into another Wholly Owned Restricted Subsidiary of the Company or the merger of a Wholly Owned Restricted Subsidiary of the Company into the Company), unless (a) either
(i) the Company shall be the continuing corporation or (ii) the entity (if other than the Company) formed by such consolidation or into which the Company is merged or the entity that acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the properties and assets of the Company as an entirety shall be a corporation, partnership or trust organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of this Indenture to be performed or observed on the part of the Company; (b) immediately thereafter, no Default or Event of Default shall have occurred and be continuing; and (c) immediately after giving effect to any such transaction involving the incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Debt (and treating any Debt not previously an Obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), the Company or such entity could incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the most recent four full fiscal quarters ending immediately prior to the date of such transaction, at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section 11.10; or if, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the most recent fiscal quarter ending immediately prior to the date of such transaction, the Debt to Annualized Operating Cash Flow Ratio would not be greater than 90% of such ratio immediately preceding such transaction.]

SECTION 9.02. SUCCESSOR CORPORATION SUBSTITUTED.

[ADD: Intentionally omitted.]

[DELETE: Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company in accordance with Section 9.01, the successor Person formed by such consolidation or into or with which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor had been named as the Company herein and in the Notes. When a successor assumes all the obligations of its predecessor under this Indenture and the Notes, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal, premium, if any, and interest on the Notes.]

SECTION 11.10. LIMITATIONS ON DEBT AND PREFERRED STOCK.

[ADD: Intentionally omitted.]

[DELETE: The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ('incur') any Debt (including Acquired Debt) or issue any Preferred Stock, except that the Company may (i) issue Preferred Stock that is not Disqualified Stock at any time and (ii) incur Debt or issue Disqualified Stock if the Debt to Annualized Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries at the time of incurrence of such Debt or issuance of such Disqualified Stock, after giving pro forma effect thereto, is 9.5:1 or less if such incurrence or issuance occurs prior to November 1, 1995 and 8.5:1 or less if such incurrence or issuance occurs thereafter, provided that any such Debt incurred by the Company that is not Senior Debt shall have an average life to maturity no shorter than the remaining average life to maturity of the Notes and that such Debt incurred shall not have any principal payments due before the maturity of the Notes.

     The foregoing limitations shall not apply to the incurrence of any of the following (collectively, 'Permitted Debt'): (i) Debt owed by the Company to any Wholly Owned Restricted Subsidiary provided that any such Debt is subordinated to the Notes; (ii) Debt under the Notes; (iii) other Debt existing at the date of this Indenture; (iv) other Debt incurred after the date hereof by the Company not to exceed at any time $40 million less the sum of (A) the aggregate principal amount of all Debt incurred by Restricted Subsidiaries plus (B) the aggregate liquidation preference of Disqualified Stock issued by Restricted Subsidiaries pursuant to clause (v) of this paragraph; (v) Debt incurred and Preferred Stock issued by Restricted Subsidiaries, so long as the sum of (A) the aggregate principal amount of all Debt of Restricted Subsidiaries plus (B) the aggregate liquidation preference of all outstanding Preferred Stock issued by Restricted Subsidiaries shall not exceed at any time $10 million; (vi) Debt in respect of any interest rate protection or hedging arrangements entered into by the Company to fix the floating interest rate or float the fixed interest rate of any Debt permitted hereunder; and (vii) Debt incurred in exchange for or the proceeds of which are used to exchange, refinance or refund any of the foregoing Debt so long as (A) the principal amount of the Debt incurred does not exceed the principal amount (plus any premium) of the Debt so exchanged, refinanced or refunded, (B) where the Debt to be exchanged, refinanced or refunded is not Senior Debt, the Debt incurred does not have an average life shorter than the remaining average life of the Debt being so exchanged, refinanced or refunded and (C) where the Debt to be refinanced, exchanged or refunded is not Senior Debt, the Debt incurred ranks no more senior and is at least as subordinated in right of payment to the Notes as the Debt being so exchanged, refinanced or refunded. The Company shall not permit any Unrestricted Subsidiary to incur Debt that would be recourse to the Company or to any Restricted Subsidiary or any of their respective assets.]

SECTION 11.11. LIMITATIONS ON RESTRICTED PAYMENTS.

[ADD: Intentionally omitted.]

[DELETE: The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (a) declare or pay any dividend on, or make any distribution in respect of (other than dividends and distributions payable exclusively in Capital Stock, other than Disqualified Stock), or purchase, redeem or retire for value any Capital Stock of the Company or any Restricted Subsidiary (except Capital Stock held by the Company or a Wholly Owned Restricted Subsidiary), other than in exchange for the Company's own Capital Stock (other than Disqualified Stock), (b) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, more than one year prior to a scheduled principal payment or maturity, Debt of the Company that is expressly subordinated in right of payment to the Notes or (c) make any Restricted Investments (such payments or any other actions described in (a), (b) and (c) collectively 'Restricted Payments'), unless (i) at the time of and immediately after giving effect to the proposed Restricted Payment, no Default or Event of Default shall have occurred and be continuing, (ii) at the time of and immediately after giving effect to the proposed Restricted Payment, the Company could incur at least $1.00 of additional Debt pursuant to Section 11.10; and (iii) at the time of and immediately after giving effect to the proposed Restricted Payment, the aggregate amount of all Restricted Payments declared or made after October 31, 1993 shall not exceed, at the date of determination, an amount equal to the Company's Cumulative Operating Cash Flow from October 31, 1993 to the end of the Company's most recently ended full fiscal quarter, taken as a single accounting period, less 1.2 times the Company's Cumulative Total Interest Expense from October 31, 1993 to the end of the Company's most recently ended full fiscal quarter, taken as a single accounting period.

     The foregoing provisions shall not prevent (i) the payment of any dividend within 60 days after the date of its declaration if at the date of declaration such payment would be permitted by such provisions; (ii) any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such person); (iii) payments made on shares of Existing Preferred Stock in accordance with its terms as in effect on the Issue Date; (iv) the making of Permitted Investments; or (v) the making of Restricted Payments not otherwise permitted by the foregoing provisions in an amount up to $25 million of which no more than $10 million may be applied for uses of the type referred to in clause (a) of the preceding paragraph, such amount and application increased by the sum of (A) an amount equal to the value received by the Company from the issuance or sale by the Company (other than to a Restricted Subsidiary) after October 31, 1993 of Capital Stock (other than Disqualified Stock) (the value received if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution except that if such issuance or sale is made in Capital Stock of the Company for which there is an active public trading market, the value of such issuance or sale shall be the market value of such Capital Stock at the date of issuance), plus
(B) dividends or distributions from Unrestricted Subsidiaries to the extent not included in Operating Cash Flow, less (C) the amount of payments made pursuant to clause (iii) of this paragraph.]

SECTION 11.12. LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

[ADD: Intentionally omitted.]

[DELETE: The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or cause to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate unless (a) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unrelated third party and (b) the Company delivers to the Trustee with respect to a transaction or series of transactions involving aggregate payments in excess of $10 million an Officers' Certificate certifying that such transaction or series of transactions complies with clause (a) above and either (i) such transaction or series of transactions is approved by a majority of the disinterested members of the Board of Directors of the Company or (ii) such transaction or series of transactions is approved by a majority of the entire Board of Directors and the Company has delivered to the Trustee an Opinion of Counsel that such transaction or series of transactions is fair to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the foregoing, the foregoing provisions shall not apply to (A) any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such person), (B) any transaction entered into by the Company or one of its Restricted Subsidiaries with a Restricted Subsidiary of the Company, (C) transactions in existence or approved by the Board of Directors of the Company on or prior to the Issue Date or (D) Restricted Payments permitted under Section
11.11 and any Permitted Investments.]

SECTION 11.13. LIMITATIONS ON DIVIDEND RESTRICTIONS AFFECTING SUBSIDIARIES.

[ADD: Intentionally omitted.]

[DELETE: The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective or enter into any agreement with any Person that would cause any consensual encumbrance or restriction of any kind (except for Permitted Debt) on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock, (b) pay any Debt owed to the Company or any Restricted Subsidiary, (c) make loans or advances to the Company or any Restricted Subsidiary or (d) transfer any of its property or assets to the Company or any Restricted Subsidiary, other than such encumbrances or restrictions (i) existing as of the date hereof or (ii) created in connection with any permitted refinancing, refunding or replacement of any Debt; provided, however, that the encumbrances or restrictions contained in the agreements governing any such refinancing, replacement or refunding of Debt shall be no more restrictive than the encumbrances or restrictions set forth in the agreements governing the Debt being refinanced as in effect immediately prior to such refinancing (except that an encumbrance or restriction that is not more restrictive than those set forth in Section 11.11 with respect to any Restricted Subsidiary shall in any event be permitted hereunder) or (iii) created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which an Asset Sale permitted hereunder is to be consummated, so long as such restrictions shall be effective only for the period from the execution and delivery of such agreement or instrument through a termination date not later than 180 days after the satisfaction of all closing conditions in such agreement or instrument.]

SECTION 11.14. LIMITATIONS ON LIENS SECURING DEBT.

[ADD: Intentionally omitted.]

[DELETE: The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Liens (other than Permitted Liens) of any kind against or upon any of its property or assets, or any proceeds therefrom, to secure Debt unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Debt with a Lien on the same assets securing such Debt for so long as such Debt is secured by such Lien; provided, however, that if such Debt is a subordinated obligation, the Lien securing such Debt shall be subordinated and junior to the Lien securing the Notes with the same or lesser relative priority as such subordinated obligation shall have with respect to the Notes.]

SECTION 11.15. LIMITATIONS ON SALE OF ASSETS AND SUBSIDIARY STOCK.

[ADD: Intentionally omitted.]

[DELETE: (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale unless (a) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined by the Board of Directors, in its sole discretion, of the entity receiving such consideration) of the assets or Capital Stock sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents; provided, however, that this limitation shall not apply to a transaction whereby the

Company or any Restricted Subsidiary effects an Asset Sale by the exchange of assets or property for Productive Assets, or for the Capital Stock constituting a controlling interest in an entity owning primarily Productive Assets, so long as after giving effect to the transaction the pro forma Debt to Annualized Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries would be no more than 120 percent of the Debt to Annualized Operating Cash Flow Ratio immediately preceding such transaction. Within one year after any Asset Sale, the Company (or the Restricted Subsidiary, as the case may be) may apply the Net Cash Proceeds from such Asset Sale to an investment in Productive Assets. Any Net Cash Proceeds from the Asset Sale that are not applied or invested as provided in the preceding sentence constitute 'Excess Proceeds.'

     (b) When the aggregate amount of Excess Proceeds exceeds $10 million, the Company shall make an offer to all Holders of the Notes (the 'Asset Sale Offer'), pursuant to the provisions of Section 11.15(c) hereof, to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer. To the extent that the aggregate amount of Notes tendered pursuant to an offer to purchase is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     (c) In the event that, pursuant to this Section 11.15, the Company shall commence an Asset Sale Offer, it shall follow the procedures set forth in this
Section 11.15(c).

     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the 'Offer Period'). No later than five Business Days after the termination of the Offer Period (the 'Purchase Date') the Company shall purchase the principal amount required to be purchased pursuant to Section 11.15(b) hereof (the 'Offer Amount'), of Notes tendered or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

     If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of any Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (1) that the Asset Sale Offer is being made pursuant to this Section
     11.15 and the length of time the Asset Sale Offer will remain open;

          (2) the Offer Amount, the purchase price and the Purchase Date;

          (3) that any Note not tendered or accepted for payment will continue to accrue interest;

          (4) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled 'Option of Holder to Elect Purchase' on the reverse side of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least five Business Days before the Purchase Date;

          (5) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

          (6) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

          (7) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased), the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes or portions thereof tendered, and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 11.15(c). The Company, depository or Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

     In the event that the Company commences an Asset Sale Offer, if such Asset Sale Offer constitutes a 'tender offer' for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such Asset Sale Offer.

     (d) Simultaneously with the notification of an offer to purchase the Notes pursuant to this Section 11.15 to the Trustee as required by Section 12.02 hereof, the Company shall provide the Trustee with an Officers' Certificate setting forth the information required to be included therein by Sections 11.15(c) and 12.02 hereof and, in addition, setting forth the calculations used in determining the amount of Excess Proceeds to be applied to the purchase of Notes. If the Company wishes to request the Trustee to give such notification on its behalf pursuant to Section 12.04 hereof, the Officers' Certificate shall so state.]

SECTION 11.17. SEC REPORTS.

[ADD: Intentionally omitted.]

[DELETE: So long as any of the Notes are outstanding, the Company will file with the Commission the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Sections 13(a) and 15(d) of the Exchange Act if the Company was subject to such Sections, and the Company will promptly provide to all Holders and file with the Trustee copies of such reports and documents.]

SECTION 6.01. EVENTS OF DEFAULT.

     'Event of Default,' whenever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, optional or mandatory redemption, required repurchase or otherwise; or

          (3) the Company fails to observe, perform or comply with any of its agreements or covenants pursuant to Section [DELETE: 9.01 and] 11.16 hereof; or

     [DELETE: (4) the Company fails to observe, perform or comply with any of its agreements or covenants pursuant to Sections 11.10, 11.11, 11.12, 11.13, 11.14 and 11.15 hereof, and such default or breach continues for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a 'Notice of Default' hereunder; or]

     [DELETE: (5) the Company fails to observe, perform or comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture, and such default or breach continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a 'Notice of Default' hereunder; or]

     [DELETE: (6) an event of default occurs (after giving effect to any applicable grace or cure period) under any mortgage, indenture or other instrument governing any Debt of the Company or any Restricted Subsidiary for borrowed money, whether such Debt now exists or shall be created hereafter, if (a) such event of default results from the failure to pay at maturity $10 million or more in principal amount of such Debt or (b) as a result of such event of default the maturity of $10 million or more in principal amount of such Debt has been accelerated prior to its stated maturity; or]

     [DELETE: (7) any final judgment or judgments, in an amount of $10 million or more, in the aggregate, are entered by a court or courts of competent jurisdiction against the Company or a Restricted Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments equals or exceeds $10 million; or]

     [DELETE: (8)] [ADD: (4)] the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors or generally is not paying its debts as they become due; or

     [DELETE: (9)] [ADD: (5)] a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or any Restricted Subsidiary in an involuntary case; (b) appoints a Custodian of the Company or any Restricted Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary; or (c) orders the liquidation of the Company or any Restricted Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days.

     The term 'Bankruptcy Law' means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term 'Custodian' means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECOND SUPPLEMENTAL INDENTURE DATED AS OF MAY 11, 1995 AMONG CENTENNIAL CELLULAR
 CORP. AND BANK OF MONTREAL TRUST COMPANY, AS TRUSTEE (10 1/8% SENIOR NOTES DUE
                                     2005).

SECTION 9.01. RESTRICTIONS ON MERGER, CONSOLIDATION AND SALE OF SUBSTANTIALLY ALL ASSETS.

[ADD: Intentionally omitted.]

[DELETE: The Company shall not consolidate with or merge with or into any other entity or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to any entity (other than the merger of a Wholly Owned Restricted Subsidiary of the Company into another Wholly Owned Restricted Subsidiary of the Company or the merger of a Wholly Owned Restricted Subsidiary of the Company into the Company), unless (a) either
(i) the Company shall be the continuing corporation or (ii) the entity (if other than the Company) formed by such consolidation or into which the Company is merged or the entity that acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the properties and assets of the Company as an entirety shall be a corporation, partnership or trust organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of this Indenture to be performed or observed on the part of the Company; (b) immediately thereafter, no Default or Event of Default shall have occurred and be continuing; and (c) immediately after giving effect to any such transaction involving the incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Debt (and treating any Debt not previously an Obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), the Company or such entity could incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the most recent four full fiscal quarters ending immediately prior to the date of such transaction, at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section 11.10; or if, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the most recent fiscal quarter ending immediately prior to the date of such transaction, the Debt to Annualized Operating Cash Flow Ratio would not be greater than 90% of such ratio immediately preceding such transaction.]

SECTION 9.02. SUCCESSOR CORPORATION SUBSTITUTED.

[ADD: Intentionally omitted.]

[DELETE: Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company in accordance with Section 9.01, the successor Person formed by such consolidation or into or with which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor had been named as the Company herein and in the Notes. When a successor assumes all the obligations of its predecessor under this Indenture and the Notes, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal, premium, if any, and interest on the Notes.]

SECTION 11.10. LIMITATIONS ON DEBT AND PREFERRED STOCK.

[ADD: Intentionally omitted.]

[DELETE: The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ('incur') any Debt (including Acquired Debt) or issue any Preferred Stock, except that the Company may (i) issue Preferred Stock that is not Disqualified Stock at any time and (ii) incur Debt or issue Disqualified Stock if the Debt to Annualized Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries at the time of incurrence of such Debt or issuance of such Disqualified Stock, after giving pro forma effect thereto, is 9.5:1 or less if such incurrence or issuance occurs prior to November 1, 1995 and 8.5:1 or less if such incurrence or issuance occurs thereafter, provided that any such Debt incurred by the Company that is not Senior Debt shall have an average life to maturity no shorter than the remaining average life to maturity of the Notes and that such Debt incurred shall not have any principal payments due before the maturity of the Notes.

     The foregoing limitations shall not apply to the incurrence of any of the following (collectively, 'Permitted Debt'): (i) Debt owed by the Company to any Wholly Owned Restricted Subsidiary provided that any such Debt is subordinated to the Notes; (ii) Debt under the Notes; (iii) other Debt existing at the date of this Indenture; (iv) other Debt incurred after the date hereof by the Company not to exceed at any time $40 million less the sum of (A) the aggregate principal amount of all Debt incurred by Restricted Subsidiaries plus (B) the aggregate liquidation preference of Disqualified Stock issued by Restricted Subsidiaries pursuant to clause (v) of this paragraph; (v) Debt incurred and Preferred Stock issued by Restricted Subsidiaries, so long as the sum of (A) the aggregate principal amount of all Debt of Restricted Subsidiaries plus (B) the aggregate liquidation preference of all outstanding Preferred Stock issued by Restricted Subsidiaries shall not exceed at any time $10 million; (vi) Debt in respect of any interest rate protection or hedging arrangements entered into by the Company to fix the floating interest rate or float the fixed interest rate of any Debt permitted hereunder; and (vii) Debt incurred in exchange for or the proceeds of which are used to exchange, refinance or refund any of the foregoing Debt so long as (A) the principal amount of the Debt incurred does not exceed the principal amount (plus any premium) of the Debt so exchanged, refinanced or refunded, (B) where the Debt to be exchanged, refinanced or refunded is not Senior Debt, the Debt incurred does not have an average life shorter than the remaining average life of the Debt being so exchanged, refinanced or refunded and (C) where the Debt to be refinanced, exchanged or refunded is not Senior Debt, the Debt incurred ranks no more senior and is at least as subordinated in right of payment to the Notes as the Debt being so exchanged, refinanced or refunded. The Company shall not permit any Unrestricted Subsidiary to incur Debt that would be recourse to the Company or to any Restricted Subsidiary or any of their respective assets.]

SECTION 11.11. LIMITATIONS ON RESTRICTED PAYMENTS.

[ADD: Intentionally omitted.]

[DELETE: The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (a) declare or pay any dividend on, or make any distribution in respect of (other than dividends and distributions payable exclusively in Capital Stock, other than Disqualified Stock), or purchase, redeem or retire for value any Capital Stock of the Company or any Restricted Subsidiary (except Capital Stock held by the Company or a Wholly Owned Restricted Subsidiary), other than in exchange for the Company's own Capital Stock (other than Disqualified Stock), (b) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, more than one year prior to a scheduled principal payment or maturity, Debt of the Company that is expressly subordinated in right of payment to the Notes or (c) make any Restricted Investments (such payments or any other actions described in (a), (b) and (c) collectively 'Restricted Payments'), unless (i) at the time of and immediately after giving effect to the proposed Restricted Payment, no Default or Event of Default shall have occurred and be continuing, (ii) at the time of and immediately after giving effect to the proposed Restricted Payment, the Company could incur at least $1.00 of additional Debt pursuant to Section 11.10;
(iii) in the case of any Restricted Payment which is a purchase, redemption or retirement of Capital Stock of the Company other than in exchange for the Company's own Capital Stock (other than Disqualified Stock), such Restricted Payment is made only after October 31, 1995; and (iv) at the time of and immediately after giving effect to the proposed Restricted Payment, the aggregate amount of all Restricted Payments declared or made after October 31, 1993 shall not exceed, at the date of determination, an amount equal to the Company's Cumulative Operating Cash Flow from October 31, 1993 to the end of the Company's most recently ended full fiscal quarter, taken as a single accounting period, less 1.2 times the Company's Cumulative Total Interest Expense from October 31, 1993 to the end of the Company's most recently ended full fiscal quarter, taken as a single accounting period.

     The foregoing provisions shall not prevent (i) the payment of any dividend within 60 days after the date of its declaration if at the date of declaration such payment would be permitted by such provisions; (ii) any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such person); (iii) payments made on shares of Existing Preferred Stock in accordance with its terms as in effect on the Issue Date; (iv) the making of Permitted Investments; or (v) the making of Restricted Payments not otherwise permitted by the foregoing provisions in an amount up to $25 million of which no more than $10 million may be applied for uses of the type referred to in clause (a) of the preceding paragraph (subject to the limitations contained in clause (iii) of the preceding paragraph), such amount and application increased by the sum of (A) an amount equal to the value received by the Company from the issuance or sale by the Company (other than to a Restricted Subsidiary) after October 31, 1993 of Capital Stock (other than Disqualified Stock) (the value received if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution except that if such issuance or sale is made in Capital Stock of the Company for which there is an active public trading market, the value of such issuance or sale shall be the market value of such Capital Stock at the date of issuance), plus
(B) dividends or distributions from Unrestricted Subsidiaries to the extent not included in Operating Cash Flow, less (C) the amount of payments made pursuant to clause (iii) of this paragraph.]

SECTION 11.12. LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

[ADD: Intentionally omitted.]

[DELETE: The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or cause to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate unless (a) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unrelated third party and (b) the Company delivers to the Trustee with respect to a transaction or series of transactions involving aggregate payments in excess of $10 million an Officers' Certificate certifying that such transaction or series of transactions complies with clause (a) above and either (i) such transaction or series of transactions is approved by a majority of the disinterested members of the Board of Directors of the Company or (ii) such transaction or series of transactions is approved by a majority of the entire Board of Directors and the Company has delivered to the Trustee an Opinion of Counsel that such transaction or series of transactions is fair to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the foregoing, the foregoing provisions shall not apply to (A) any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such person), (B) any transaction entered into by the Company or one of its Restricted Subsidiaries with a Restricted Subsidiary of the Company, (C) transactions in existence or approved by the Board of Directors of the Company on or prior to the Issue Date or (D) Restricted Payments permitted under Section 11.11 and any Permitted Investments.]

SECTION 11.13. LIMITATIONS ON DIVIDEND RESTRICTIONS AFFECTING SUBSIDIARIES.

[ADD: Intentionally omitted.]

[DELETE: The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective or enter into any agreement with any Person that would cause any consensual encumbrance or restriction of any kind (except for Permitted Debt) on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock, (b) pay any Debt owed to the Company or any Restricted Subsidiary, (c) make loans or advances to the Company or any Restricted Subsidiary or (d) transfer any of its property or assets to the Company or any Restricted Subsidiary, other than such encumbrances or restrictions (i) existing as of the date hereof or (ii) created in connection with any permitted refinancing, refunding or replacement of any Debt; provided, however, that the encumbrances or restrictions contained in the agreements governing any such refinancing, replacement or refunding of Debt shall be no more restrictive than the encumbrances or restrictions set forth in the agreements governing the Debt being refinanced as in effect immediately prior to such refinancing (except that an encumbrance or restriction that is not more restrictive than those set forth in Section 11.11 with respect to any Restricted Subsidiary shall in any event be permitted hereunder) or (iii) created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which an Asset Sale permitted hereunder is to be consummated, so long as such restrictions shall be effective only for the period from the execution and delivery of such agreement or instrument through a termination date not later than 180 days after the satisfaction of all closing conditions in such agreement or instrument.]

SECTION 11.14. LIMITATIONS ON LIENS SECURING DEBT.

[ADD: Intentionally omitted.]

[DELETE: The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Liens (other than Permitted Liens) of any kind against or upon any of its property or assets, or any proceeds therefrom, to secure Debt unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Debt with a Lien on the same assets securing such Debt for so long as such Debt is secured by such Lien; provided, however, that if such Debt is a subordinated obligation, the Lien securing such Debt shall be subordinated and junior to the Lien securing the Notes with the same or lesser relative priority as such subordinated obligation shall have with respect to the Notes.]

SECTION 11.15. LIMITATIONS ON SALE OF ASSETS AND SUBSIDIARY STOCK.

[ADD: Intentionally omitted.]

[DELETE: (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale unless (a) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined by the Board of Directors, in its sole discretion, of the entity receiving such consideration) of the assets or Capital Stock sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents; provided, however, that this limitation shall not apply to a transaction whereby the Company or any Restricted Subsidiary effects an Asset Sale by the exchange of assets or property for Productive Assets, or for the Capital Stock constituting a controlling interest in an entity owning primarily Productive Assets, so long as after giving effect to the transaction the pro forma Debt to Annualized Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries would be no more than 120 percent of the Debt to Annualized Operating Cash Flow Ratio immediately preceding such transaction. Within one year after any Asset Sale, the Company (or the Restricted Subsidiary, as the case may be) may apply the Net Cash Proceeds from such Asset Sale to an investment in Productive Assets. Any Net Cash Proceeds from the Asset Sale that are not applied or invested as provided in the preceding sentence constitute 'Excess Proceeds.'

     (b) When the aggregate amount of Excess Proceeds exceeds $10 million, the Company shall make an offer to all Holders of the Notes (the 'Asset Sale Offer'), pursuant to the provisions of Section 11.15(c) hereof, to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer. To the extent that the aggregate amount of Notes tendered pursuant to an offer to purchase is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     (c) In the event that, pursuant to this Section 11.15, the Company shall commence an Asset Sale Offer, it shall follow the procedures set forth in this
Section 11.15(c).

     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the 'Offer Period'). No later than five Business Days after the termination of the Offer Period (the 'Purchase Date') the Company shall purchase the principal amount required to be purchased pursuant to Section 11.15(b) hereof (the 'Offer Amount'), of Notes tendered or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

     If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of any Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (1) that the Asset Sale Offer is being made pursuant to this Section
     11.15 and the length of time the Asset Sale Offer will remain open;

          (2) the Offer Amount, the purchase price and the Purchase Date;

          (3) that any Note not tendered or accepted for payment will continue to accrue interest;

          (4) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled 'Option of Holder to Elect Purchase' on the reverse side of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least five Business Days before the Purchase Date;

          (5) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

          (6) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

          (7) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased), the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes or portions thereof tendered, and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 11.15(c). The Company, depository or Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

     In the event that the Company commences an Asset Sale Offer, if such Asset Sale Offer constitutes a 'tender offer' for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such Asset Sale Offer.

     (d) Simultaneously with the notification of an offer to purchase the Notes pursuant to this Section 11.15 to the Trustee as required by Section 12.02 hereof, the Company shall provide the Trustee with an Officers' Certificate setting forth the information required to be included therein by Sections 11.15(c) and 12.02 hereof and, in addition, setting forth the calculations used in determining the amount of Excess

Proceeds to be applied to the purchase of Notes. If the Company wishes to request the Trustee to give such notification on its behalf pursuant to Section
12.04 hereof, the Officers' Certificate shall so state.]

SECTION 11.17. SEC REPORTS.

[ADD: Intentionally omitted.]

[DELETE: So long as any of the Notes are outstanding, the Company will file with the Commission the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Sections 13(a) and 15(d) of the Exchange Act if the Company was subject to such Sections, and the Company will promptly provide to all Holders and file with the Trustee copies of such reports and documents.]

SECTION 6.01. EVENTS OF DEFAULT.

     'Event of Default,' whenever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, optional or mandatory redemption, required repurchase or otherwise; or

          (3) the Company fails to observe, perform or comply with any of its agreements or covenants pursuant to Section [DELETE: 9.01 and] 11.16 hereof; or

     [DELETE: (4) the Company fails to observe, perform or comply with any of its agreements or covenants pursuant to Sections 11.10, 11.11, 11.12, 11.13, 11.14 and 11.15 hereof, and such default or breach continues for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a 'Notice of Default' hereunder; or]

     [DELETE: (5) the Company fails to observe, perform or comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture, and such default or breach continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a 'Notice of Default' hereunder; or]

     [DELETE: (6) an event of default occurs (after giving effect to any applicable grace or cure period) under any mortgage, indenture or other instrument governing any Debt of the Company or any Restricted Subsidiary for borrowed money, whether such Debt now exists or shall be created hereafter, if (a) such event of default results from the failure to pay at maturity $10 million or more in principal amount of such Debt or (b) as a result of such event of default the maturity of $10 million or more in principal amount of such Debt has been accelerated prior to its stated maturity; or]

     [DELETE: (7) any final judgment or judgments, in an amount of $10 million or more, in the aggregate, are entered by a court or courts of competent jurisdiction against the Company or a Restricted Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments equals or exceeds $10 million; or]

     [DELETE: (8)] [ADD: (4)] the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors or generally is not paying its debts as they become due; or

     [DELETE: (9)] [ADD: (5)] a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or any Restricted Subsidiary in an involuntary case; (b) appoints a Custodian of the Company or any Restricted Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary; or (c) orders the liquidation of the Company or any Restricted Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days.

     The term 'Bankruptcy Law' means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term 'Custodian' means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

     Manually signed facsimile copies of the Consent and Letter of Transmittal will be accepted. Consents and Letters of Transmittal, certificates for Notes and any other required documents should be sent by each Holder or such Holder's broker, dealer, commercial bank, trust company or other nominee to the Depositary at the address as set forth below:

     The Depositary for the Tender Offers and the Consent Solicitations is:

                        HARRIS TRUST COMPANY OF NEW YORK

          By Hand, Mail or Overnight Delivery:                      By Facsimile for Eligible Institutions:
                    Wall Street Plaza                                           (212) 701-7636
               88 Pine Street, 19th Floor                                    Confirm by Telephone:
                   New York, NY 10005                                           (212) 701-7624
          Attention: Reorganization Department

     Any questions or requests for assistance or additional copies of this Offer to Purchase and Consent Solicitation, the Consent and Letter of Transmittal and Notice of Guaranteed Delivery may be directed to the Information Agent or the Dealer Manager at their telephone numbers and locations set forth below. You may also contact your broker dealer, commercial bank or trust company or any other nominee for assistance concerning the Tender Offers.

   The Information Agent for the Tender Offers and Consent Solicitations is:

                           BEACON HILL PARTNERS, INC.
                                90 Broad Street
                                   20th Floor
                              New York, N.Y. 10004
                           Telephone: (212) 843-8500
                           (800) 755-5001 (toll free)

                  The Dealer Manager for the Tender Offers and
            the Solicitation Agent for the Consent Solicitations is:

                              MERRILL LYNCH & CO.
                      World Financial Center, North Tower
                           New York, N.Y. 10281-1307
                           Telephone: (888) ML4-TNDR
                           (888) 654-8637 (toll free)
                                 (212) 449-4914

                       CONSENT AND LETTER OF TRANSMITTAL
                  TO TENDER AND TO GIVE CONSENT IN RESPECT OF
             8 7/8% SENIOR NOTES DUE 2001 (CUSIP NO. 15133VAA7) AND
              10 1/8% SENIOR NOTES DUE 2005 (CUSIP NO. 15133VAB5)
                                       OF
                           CENTENNIAL CELLULAR CORP.
           PURSUANT TO THE OFFER TO PURCHASE AND CONSENT SOLICITATION
                            DATED SEPTEMBER 8, 1998

   THE TENDER OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 14, 1998, UNLESS EXTENDED (THE 'TENDER OFFER EXPIRATION DATE'). THE SOLICITATIONS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, SEPTEMBER 21, 1998, UNLESS EXTENDED (THE 'SOLICITATION EXPIRATION DATE'). HOLDERS OF THE NOTES MUST TENDER THEIR NOTES ON OR PRIOR TO THE TENDER OFFER EXPIRATION DATE IN ORDER TO RECEIVE THE PURCHASE PRICE (AS DEFINED BELOW). HOLDERS OF NOTES MUST TENDER THEIR NOTES AND PROVIDE THEIR CONSENTS (AS DEFINED BELOW) ON OR PRIOR TO THE SOLICITATION EXPIRATION DATE IN ORDER TO RECEIVE THE CONSENT PAYMENT (AS DEFINED BELOW). TENDERS MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE SOLICITATION EXPIRATION DATE, BUT NOT THEREAFTER.

         The Depositary for the Tender Offers and the Solicitations is:

                        HARRIS TRUST COMPANY OF NEW YORK

             By Hand, Mail or Overnight Delivery:                            By Facsimile for Eligible Institutions:
                       Wall Street Plaza                                                 (212) 701-7636
                  88 Pine Street, 19th Floor                                          Confirm by Telephone:
                      New York, NY 10005                                                 (212) 701-7624
             Attention: Reorganization Department

     DELIVERY OF THIS CONSENT AND LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     ALL CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE OFFER TO PURCHASE AND CONSENT SOLICITATION, DATED SEPTEMBER 8, 1998.

     THE INSTRUCTIONS CONTAINED HEREIN AND IN THE OFFER TO PURCHASE AND CONSENT SOLICITATION SHOULD BE READ CAREFULLY BEFORE THIS CONSENT AND LETTER OF TRANSMITTAL IS COMPLETED.

     HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE PAYMENT FOR THE NOTES TO BE PURCHASED PURSUANT TO THE TENDER OFFERS MUST VALIDLY TENDER (AND NOT WITHDRAW OR REVOKE) THEIR NOTES TO THE DEPOSITARY PRIOR TO THE TENDER OFFER EXPIRATION DATE. HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE THE CONSENT PAYMENT PURSUANT TO THE SOLICITATIONS MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR NOTES AND DELIVER (AND NOT REVOKE) THEIR CONSENTS TO THE DEPOSITARY PRIOR TO THE SOLICITATION EXPIRATION DATE.

     CENTENNIAL CELLULAR CORP. (THE 'COMPANY') AND CCW ACQUISITION CORP. ('CCW') HAVE ENTERED INTO AN AGREEMENT AND PLAN OF MERGER, PURSUANT TO WHICH, AND SUBJECT TO THE TERMS AND CONDITIONS SET FORTH THEREIN, THE COMPANY WILL MERGE WITH CCW, WITH THE COMPANY SURVIVING THE MERGER. IN CONNECTION WITH THE CONSUMMATION OF THE MERGER, THE COMPANY'S NAME WILL REMAIN CENTENNIAL CELLULAR CORP.

     By execution hereof, the undersigned acknowledges receipt of the Offer to Purchase and Consent Solicitation, dated September 8, 1998 (as the same may be supplemented from time to time, the 'Offer to Purchase and Consent Solicitation') of the Company and this Consent and Letter of Transmittal and instructions hereto (the 'Consent and Letter of Transmittal' and together with the Offer to Purchase and Consent Solicitation, the 'Offer Documents'), which together constitute (i) the Company's offer to purchase for cash the above-listed debt securities of the Company (the 'Notes') upon the terms and conditions set forth in the Offer Documents (the 'Tender Offers'), and (ii) the Company's solicitation (the 'Solicitations') of consents (the 'Consents') from Holders to certain proposed amendments (the 'Proposed Amendments'), as described in the Offer to Purchase and Consent Solicitation, to the indenture under which each such series of Notes was issued (the 'Indenture' for each series and, together with all of the indentures under which the other Notes were issued, the 'Indentures'). Holders of Notes who tender such Notes are obligated to consent to the Proposed Amendments. The tender of Notes under this Consent and Letter of Transmittal on or prior to the Solicitation Expiration Date will be deemed to constitute a Consent with respect to the Proposed Amendments. Holders of Notes who consent to the Proposed Amendments are obligated to tender such Notes in the Tender Offer. Capitalized terms used but not defined herein have the meaning given to them in the Offer to Purchase and Consent Solicitation.

     The Company's obligation to make Consent Payments with respect to the Notes is conditioned upon, among other things, acceptance by the Company of all Notes that are tendered in the Tender Offers for purchase and payment. To be eligible to receive a Consent Payment, a Holder must have validly tendered (and not withdrawn) such Holder's Notes on or prior to the Solicitation Expiration Date. The Offer to Purchase and Consent Solicitation enclosed herewith contains a more complete description of the Tender Offers and related Solicitations and the conditions thereof.

     USE THIS CONSENT AND LETTER OF TRANSMITTAL ONLY TO TENDER NOTES AND TO CONSENT TO THE PROPOSED AMENDMENTS. IF NOTES OF MORE THAN ONE SERIES ARE BEING TENDERED, IT IS NECESSARY TO RETURN A SEPARATE LETTER OF TRANSMITTAL IN RESPECT OF EACH SERIES OF NOTES TENDERED.

     This Consent and Letter of Transmittal is to be used by Holders if (i) certificates representing Notes are to be physically delivered to the Depositary herewith by Holders, (ii) tender of Notes is to be made by book-entry transfer to the Depositary's account at The Depository Trust Company ('DTC') pursuant to the procedures set forth in the Offer to Purchase and Consent Solicitation under the caption 'The Tender Offers and the Solicitations -- Procedures for Tendering Notes and Delivering Consents -- Book-Entry Delivery' by any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of Notes (both Holders and such DTC participants, acting on behalf of Holders, are referred to herein as 'Acting Holders'), or
(iii) tender of Notes is to be made following the Solicitation Expiration Date according to the guaranteed delivery procedures set forth in the Offer to Purchase and Consent Solicitation under the caption 'The Tender Offers and the Solicitations -- Procedures for Tendering Notes and Delivering
Consents -- Guaranteed Delivery'; and such Holders desire to consent to the Proposed Amendments to the Indentures under which the Notes were issued and, in each ease, instructions are not being transmitted through the DTC Automated Tender Offer Program ('ATOP').

     Holders of Notes that are tendering by book-entry transfer to the Depositary's account at DTC can execute the tender through ATOP for which the transaction will be eligible. DTC participants that are accepting a Tender Offer (as defined in the Offer to Purchase and Consent Solicitation) must transmit their acceptance to DTC which will verify the acceptance and execute a book-entry delivery to the Depositary's account at DTC. DTC will then send an Agent's Message to the Depositary for its acceptance. DTC participants may also accept a Tender Offer by submitting a notice of guaranteed delivery through ATOP.

     DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE
DEPOSITARY.

     The undersigned should complete, execute and deliver this Consent and Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Tender Offers and the Solicitations.

     Your bank or broker can assist you in completing this Consent and Letter of Transmittal. The instructions included with this Consent and Letter of Transmittal must be followed. Questions and request for assistance or for additional copies of the Offer to Purchase and Consent Solicitation, this Consent and Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent, the Dealer Manager or the Depositary. See Instruction 12 below.

     If Holders desire to tender Notes pursuant to the Tender Offers after the Solicitation Expiration Date and (i) certificates representing such Notes are not lost but are not immediately available, (ii) time will not permit this Consent and Letter of Transmittal, certificates representing such Notes or other required documents to reach the Depositary prior to the Tender Offer Expiration Date, or (iii) the procedures for book-entry transfer (including delivery of an Agent's Message) cannot be completed prior to the Tender Offer Expiration Date, such Holders may effect a tender of such Notes in accordance with the guaranteed delivery procedures set forth in the Offer to Purchase and Consent Solicitation under the caption 'The Tender Offers and the Solicitations -- Procedures for Tendering Notes and Delivery Consents -- Guaranteed Delivery.' See Instruction 2 below.

     HOLDERS WHO TENDER NOTES ARE OBLIGATED TO CONSENT TO THE PROPOSED AMENDMENTS. DELIVERY OF NOTES BY BOOK-ENTRY TRANSFER OR PURSUANT TO A NOTICE OF GUARANTEED DELIVERY WILL BE DEEMED TO CONSTITUTE A CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO SUCH NOTES TENDERED, PROVIDED, HOWEVER, THAT A PROPERLY COMPLETED AND DULY EXECUTED CONSENT AND LETTER OF TRANSMITTAL IS RECEIVED BY THE DEPOSITARY. THE PROCEDURES FOR GUARANTEED DELIVERY MAY NOT BE USED TO EFFECT TENDERS OF NOTES (AND DELIVERY OF THE RELATED CONSENTS) ON OR PRIOR TO THE SOLICITATION EXPIRATION DATE.

                                TENDER OF NOTES

[ ] CHECK HERE IF TENDERED NOTES ARE ENCLOSED HEREWITH.

    CHECK THE APPROPRIATE BOX BELOW TO INDICATE TO WHICH SERIES OF NOTES THIS CONSENT AND LETTER OF TRANSMITTAL RELATES. IF NOTES OF MORE THAN ONE SERIES ARE BEING TENDERED, IT IS NECESSARY TO RETURN A SEPARATE CONSENT AND LETTER OF TRANSMITTAL IN RESPECT OF EACH SERIES OF NOTES TENDERED (CHECK ONLY ONE
    BOX).

[ ] 8 7/8% Senior Notes due 2001

[ ] 10 1/8% Senior Notes due 2005

[ ] CHECK HERE IF CONSENT IS GIVEN AND TENDERED NOTES ARE BEING DELIVERED BY
    BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN DTC MAY DELIVER NOTES BOOK-ENTRY TRANSFER)

    Name of Tendering Institution:  ............................................
    Account Number:  ...........................................................
    Transaction Code Number:  ..................................................

[ ] CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF
    GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE
    FOLLOWING:

    Name(s) of Registered Holder(s):  ..........................................
    Window Ticket Number (if any):  ............................................
    Date of Execution of Notice of Guaranteed Delivery:  .......................
    Name of Eligible Institution that Guaranteed Delivery:  ....................

     List below the Notes to which this Consent and Letter of Transmittal relates. If the space provided is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Consent and Letter of Transmittal. Tenders of Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.

---------------------------------------------------------------------------------------------------------------------------------
                                                        DESCRIPTION OF NOTES
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 PRINCIPAL AMOUNT
        NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)                                                            TENDERED AND
         OR NAME OF DTC PARTICIPANT AND PARTICIPANT'S            CERTIFICATE OR CUSIP    AGGREGATE PRINCIPAL           AS TO
          DTC ACCOUNT NUMBER IN WHICH NOTES ARE HELD             NUMBER(S)* AND TITLE          AMOUNT             WHICH CONSENTS
                   (PLEASE FILL IN IF BLANK)                          OF SECURITY           REPRESENTED**           ARE GIVEN**
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                  TOTAL PRINCIPAL
                                                                  AMOUNT AT MATURITY
                                                                  TENDERED
---------------------------------------------------------------------------------------------------------------------------------
  *Need not be completed by Holders tendering by book-entry transfers (see below).
---------------------------------------------------------------------------------------------------------------------------------
 **Unless otherwise indicated in the column labeled 'Principal Amount Tendered And As To Which Consents Are Given' and subject to the terms and conditions of the Offer to Purchase and Consent Solicitation, a Holder will be deemed to have tendered the entire aggregate principal amount represented by the Notes indicated in the column labeled 'Aggregate Principal Amount Represented.'
   See Instruction 3.
---------------------------------------------------------------------------------------------------------------------------------

     The names and addresses of the registered Holders should be printed, if not already printed above, exactly as they appear on the Notes tendered hereby. The Notes and the principal amount of Notes that the undersigned wishes to tender should be indicated in the appropriate boxes.

     HOLDERS WHO WISH TO ACCEPT THE TENDER OFFERS AND TENDER THEIR NOTES MUST COMPLETE THIS CONSENT AND LETTER OF TRANSMITTAL IN ITS ENTIRETY. HOLDERS WHO TENDER NOTES ARE OBLIGATED TO CONSENT TO THE PROPOSED AMENDMENTS. THE COMPLETION, EXECUTION AND DELIVERY OF THIS CONSENT AND LETTER OF TRANSMITTAL IN CONNECTION WITH THE TENDER OF NOTES CONSTITUTES A CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO SUCH NOTES TENDERED. HOLDERS OF NOTES WHO DELIVER THEIR CONSENTS TO THE PROPOSED AMENDMENTS AFTER THE SOLICITATION EXPIRATION DATE WILL NOT RECEIVE CONSENT PAYMENTS FOR SUCH CONSENTS.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

     Upon the terms and subject to the conditions of the Tender Offers, the undersigned hereby tenders to the Company the principal amounts of each series of Notes indicated in the table above entitled 'Description of Notes' (the 'Notes') under the column heading 'Principal Amount Tendered' and consents to the Proposed Amendments with respect to the aggregate principal amount of each series of such Notes. Each of the Tender Offers is referred to herein individually as a 'Tender Offer' and, collectively, as the 'Tender Offers'.

     Subject to, and effective upon, the acceptance for purchase of, and payment for, the principal amount of the Notes tendered with this Consent and Letter of Transmittal, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to the Notes that are being tendered hereby, and also consents to the Proposed Amendments. The undersigned hereby irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Depositary also acts as the agent of the Company) with respect to such Notes, with full power of substitution and resubstitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Notes on the account books maintained by DTC to, or upon the order of, the Company, (ii) present such Notes for transfer of ownership, (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Notes and (iv) deliver to the Company and the Trustee this Consent and Letter of Transmittal as evidence of the undersigned's Consent to the Proposed Amendments and as certification that validly tendered and not revoked consents from Holders of not less than a majority in aggregate principal amount outstanding of each series of Notes not owned by the Company or its affiliates (the 'Requisite Consents') to the Proposed Amendments duly executed by Holders of such Notes have been received, all in accordance with the terms and conditions of the Tender Offers and the Solicitations.

     The undersigned agrees and acknowledges that, by the execution and delivery hereof, the undersigned makes and provides the written Consent, with respect to the principal amount of each series of Notes indicated in the table above entitled 'Description of Notes' under the column heading 'Principal Amount Tendered' to the Proposed Amendments as permitted by the Indenture or Indentures under which such Notes were issued. The undersigned understands that the Consent provided hereby shall remain in full force and effect until such Consent is revoked in accordance with the procedures set forth in the Offer to Purchase and Consent Solicitation and this Consent and Letter of Transmittal, which procedures are hereby agreed to be applicable in lieu of any and all other procedures for revocation set forth in the applicable Indentures, which are hereby waived. The undersigned understands that a revocation of such Consent will not be effective after the Solicitation Expiration Date. The Company intends to execute the Supplemental Indentures to the Indentures providing for the Proposed Amendments on or promptly after the Solicitation Expiration Date, but the Proposed Amendments will not be operative until the Company has accepted for payment all Notes tendered and not withdrawn in the Tender Offers. Once such Supplemental Indentures have been executed, no withdrawal of a tender of Notes of such series will revoke the corresponding Consent or affect the validity of such Supplemental Indentures, and the Supplemental Indentures will bind all Holders from time to time of the Notes of such series (regardless of whether such Holders shall have granted or revoked Consents to the Proposed Amendments).

     The undersigned understands that tenders of Notes may be withdrawn by a written notice of withdrawal received by the Depositary at any time prior to the Solicitation Expiration Date. In order for a Holder to revoke a Consent, such Holder must withdraw the related tendered Notes. In the event of a termination of any of the Tender Offers, the Notes tendered pursuant to such Tender Offer will be returned to the tendering Holders promptly (or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at DTC from which such Notes were delivered). If the Company makes a material change in the terms of any Tender Offer or any Solicitation or the information concerning any Tender Offer or any Solicitation, the Company will disseminate additional Tender Offer and Solicitation materials and extend such Tender Offer or, if applicable, such Solicitation, to the extent required by law.

     The undersigned understands that tenders of Notes pursuant to any of the procedures described in the Offer to Purchase and Consent Solicitation and in the Instructions hereto and acceptance of such Notes by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Tender Offers and the Solicitations. For purposes of any Tender Offer, the undersigned understands that validly tendered Notes (or defectively tendered Notes with respect to which the Company has, or has caused to be, waived such defect) will be deemed to have been accepted by the Company if, as and when the Company gives oral or written notice thereof to the Depositary. For purposes of the Solicitations, Consents as to any series of Notes received by the Depositary will be deemed to have been accepted if, as and when the Company and the Trustee execute the Supplemental Indentures relating to such series of Notes.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Notes tendered hereby and to give the Consent contained herein, and that when such Notes are accepted for purchase and payment by the Company, the Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby, to perfect the undersigned's Consent to the Proposed Amendments.

     All authority conferred or agreed to be conferred by this Consent and Letter of Transmittal will survive the death or incapacity of the undersigned and every obligation of the undersigned under this Consent and Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

     The undersigned understands that the delivery and surrender of the Notes is not effective, and the risk of loss of the Notes does not pass to the Depositary, until receipt by the Depositary of this Consent and Letter of Transmittal, or a manually signed facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Notes and deliveries and revocations of Consents will be determined by the Company, in its sole discretion, which determination shall be final and binding.

     Unless otherwise indicated under 'Special Payment Instructions,' the undersigned hereby requests that any Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, and delivered to, the undersigned (and, in the case of Notes tendered by book-entry transfer, by credit to the account of the tendering Holders or brokers at DTC) and checks constituting payments for Notes to be purchased and Consent Payments to be made in connection with the Tender Offers and the Solicitations be issued to the order of the undersigned. In the event that the 'Special Payment Instructions' box or the 'Special Delivery Instructions' box is completed, the undersigned hereby requests that any Notes representing principal amounts not tendered or not accepted for purchase or any checks for payments of the Purchase Price be issued in the name(s) of, or delivered to, the person(s) at the address(es) so indicated. The undersigned recognizes that the Company has no obligation pursuant to the 'Special Delivery Instructions' box to transfer any Notes from the names of the registered holder(s) thereof if the Company does not accept for purchase any of the principal amount of such Notes so tendered.

     In the event that the 'Special Payment Instructions' box is completed, the undersigned hereby request(s) that checks for payment of the Purchase Price to be made in connection with the Tender Offers be issued in the names of, and be delivered to, the persons at the addresses therein indicated.

   A.                           SPECIAL PAYMENT
                                  INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

     To be completed ONLY if any check for payment of the Purchase Price or Consent Payments are to be issued in the name of someone other than person or persons whose signature(s) appear(s) within this Consent and Letter of Transmittal or issued to an address different from that shown in box entitled 'Description of Notes' within this Consent and Letter of Transmittal.

   Issue: [ ] Notes         [ ] Checks

   Name  ....................................................................
                                 (PLEASE PRINT)

   Address  .................................................................
                                 (PLEASE PRINT)

    .........................................................................
                                   (ZIP CODE)

    .........................................................................
                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)

                        (SEE SUBSTITUTE FORM W-9 HEREIN)


   B.                            SPECIAL DELIVERY
                                  INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

     To be completed ONLY if Notes in a principal amount not tendered or not accepted for purchase are to be sent to someone other than person or persons whose signature(s) appear(s) within this Consent and Letter of Transmittal, or to an address different from that shown in box entitled 'Description of Notes' within this Consent and Letter of Transmittal.

   Name  ....................................................................
                                 (PLEASE PRINT)

   Address  .................................................................
                                 (PLEASE PRINT)

    .........................................................................
                                   (ZIP CODE)

                                PLEASE SIGN HERE

       (TO BE COMPLETED BY ALL TENDERING AND CONSENTING HOLDERS OF NOTES
                                   REGARDLESS
           OF WHETHER NOTES ARE BEING PHYSICALLY DELIVERED HEREWITH)

        By completing, executing and delivering this Consent and Letter of Transmittal, the undersigned hereby consents to the Proposed Amendments with respect to the principal amount of the Notes listed in the box above labeled 'Description of Notes' under the column heading 'Principal Amount Tendered and as to which Consents are given.'

        This Consent and Letter of Transmittal must be signed by the registered Holder(s) of Notes exactly as such name(s) appears(s) on certificate(s) for Notes or, if tendered by a participant in DTC, exactly as such participant's name appears on a security position listing as owner of Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

   X ........................................................................
          SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY
                       (SEE GUARANTEE REQUIREMENT BELOW)

   Dated ............................................................. , 1998

   Name(s) ..................................................................
                                 (PLEASE PRINT)

    .........................................................................

   Capacity .................................................................

   Address ..................................................................
                              (INCLUDING ZIP CODE)

   Area Code and Tel. Number ................................................

   Tax Identification or Social Security No. ................................
   (Complete Accompanying Substitute Form W-9)

                         MEDALLION SIGNATURE GUARANTEE
                   (IF REQUIRED -- SEE INSTRUCTIONS 1 AND 5)

   Authorized Signature .....................................................

   Name of Firm .............................................................
                                    [PLACE SEAL HERE]

                                  INSTRUCTIONS
     FORMING PARTS OF THE TERMS AND CONDITIONS OF THE TENDER OFFERS AND THE
                                 SOLICITATIONS

1. SIGNATURE GUARANTEES.

     Signatures on this Consent and Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor (as defined in the Offer to Purchase and Consent Solicitation), unless the Notes tendered hereby are tendered by a registered Holder of Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Notes) that has not completed either the box entitled 'Special Delivery Instructions' or the box entitled 'Special Payment Instructions' on this Consent and Letter of Transmittal. If Notes are registered in the name of a person other than the signer of this Consent and Letter of Transmittal or if Notes not accepted for payment or not tendered are to be returned to a person other than the registered Holder, then the signatures on this Consent and Letter of Transmittal accompanying the tendered Notes must be guaranteed by a Medallion Signature Guarantor as described above. See Instruction 5.

2. DELIVERY OF THIS CONSENT AND LETTER OF TRANSMITTAL AND CERTIFICATES FOR NOTES OR BOOK-ENTRY CONFIRMATIONS; GUARANTEED DELIVERY PROCEDURES.

     To tender Notes in the Tender Offers and to deliver Consents in the Solicitations, physical delivery of certificates for Notes or a confirmation of any book-entry transfer into the Depositary's account with DTC of Notes tendered electronically, in connection with a book-entry transfer), and any other documents required by this Consent and Letter of Transmittal, must be received by the Depositary at one of its addresses set forth herein prior to the Tender Offer Expiration Date; provided however, that no Consent Payment will be paid to Holders who tender their Consent after the Solicitation Expiration Date. The method of delivery of this Consent and Letter of Transmittal, Notes and all other required documents to the Depositary is at the election and risk of Holders. If such delivery is by mail, it is suggested that Holders use properly insured registered mail, return receipt requested, and that the mailing be made sufficiently in advance of the Tender Offer Expiration Date or the Solicitation Expiration Date, as the case may be, to permit delivery to the Depositary prior to such respective date. Except as otherwise provided below, the delivery will be deemed made when actually received or confirmed by the Depositary. THIS CONSENT AND LETTER OF TRANSMITTAL AND NOTES SHOULD BE SENT ONLY TO THE DEPOSITARY, NOT TO THE COMPANY, THE INFORMATION AGENT, THE TRUSTEE OR THE DEALER MANAGER.

     The term 'Agent's Message' means a message transmitted by DTC to, and received by the Depositary and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Notes that such participant has received and agrees to be bound by the terms of the Consent and Letter of Transmittal and the Company may enforce such agreement against the participant.

     If Holders desire to tender Notes pursuant to the Tender Offers and to deliver a Consent pursuant to the Solicitations after the Solicitation Expiration Date and (i) certificates representing such Notes are not lost but are not immediately available, (ii) time will not permit this Consent and Letter of Transmittal, certificates representing Notes or other required documents to reach the Depositary prior to the Tender Offer Expiration Date, or (iii) the procedures for book-entry transfer cannot be completed prior to the Tender Offer Expiration Date, such Holder may effect a tender of Notes and delivery of a Consent to the Proposed Amendments in accordance with the guaranteed delivery procedures set forth in the Offer to Purchase and Consent Solicitation under the caption 'The Tender Offers and the Solicitations -- Procedures for Tendering Notes and Delivering Consents -- Guaranteed Delivery.'

     Pursuant to the guaranteed delivery procedures:

          (a) such tender must be made by or through an Eligible Institution (defined as an institution that is a member of a Signature Guarantee Program recognized by the Depositary, i.e., the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP) and the New York Stock Exchange's Medallion Signature Program (MSP));

          (b) on or prior to the Tender Offer Expiration Date, the Depositary must have received from such Eligible Institution, at the address of the Depositary set forth herein, a properly completed and duly executed Notice of Guaranteed Delivery (by mail, hand delivery or facsimile transmission) substantially in the form provided by the Company, setting forth the name(s) and address(es) of the Acting Holder(s), and the principal amount of Notes being tendered and with respect to which a Consent is being delivered and stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the date of execution the Notice of Guaranteed Delivery, a properly completed and duly executed Consent and Letter of Transmittal, or a manually signed facsimile thereof (including any tender of Notes transmitted by an Agent's Message), together with certificates representing the Notes (or confirmation of book-entry transfer of such Notes into the Depositary's account with DTC as described above), and any other documents required by this Consent and Letter of Transmittal and the instructions hereto, will be deposited by such Eligible Institution with the Depositary; and

          (c) this Consent and Letter of Transmittal or a facsimile hereof, properly completed, or an Agent's Message, and duly executed certificates for all physically delivered Notes in proper form for transfer (or confirmation of book-entry transfer of such Notes into the Depositary's account with DTC as described above, including an Agent's Message in connection therewith) and all other required documents must be received by the Depositary within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

     THE COMPANY INTENDS TO EXECUTE THE SUPPLEMENTAL INDENTURES TO THE INDENTURES PROVIDING FOR THE PROPOSED AMENDMENTS ON OR PROMPTLY AFTER THE SOLICITATION EXPIRATION DATE, BUT THE PROPOSED AMENDMENTS WILL NOT BE OPERATIVE UNTIL THE COMPANY HAS ACCEPTED FOR PAYMENT ALL NOTES TENDERED AND NOT WITHDRAWN IN THE TENDER OFFERS. SUCH SUPPLEMENTAL INDENTURES WILL BE BINDING UPON EACH HOLDER OF NOTES WHETHER OR NOT SUCH HOLDER GIVES A CONSENT WITH RESPECT THERETO.

3. INADEQUATE SPACE.

     If the space provided herein is inadequate, the certificate or CUSIP numbers and/or the principal amount at maturity represented by the Notes should be listed on a separate signed schedule attached hereto.

4. PARTIAL TENDERS AND CONSENTS (NOT APPLICABLE TO HOLDERS WHO TENDER BY BOOK-ENTRY TRANSFER).

     Tenders of Notes pursuant to the Tender Offers (and the corresponding Consents thereto pursuant to the Consent Solicitations) will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. If less than the entire principal amount of any Notes evidenced by a submitted certificate is tendered, the tendering Holder must fill in the principal amount tendered in the last column of the box entitled 'Description of Notes' herein. In the case of a partial tender of Notes, as soon as practicable after the Tender Offer Expiration Date, new certificates for the untendered amount of the Notes that were evidenced by such Holder's old certificates will be sent to such Holder, unless otherwise provided in the appropriate box of this Consent and Letter of Transmittal. The entire principal amount that is represented by Notes of any series delivered to the Depositary will be deemed to have been tendered, and the tendering Holder will be deemed to have consented to the Proposed Amendments with respect to the entire principal amount of such Notes, unless otherwise indicated.

5. SIGNATURES ON THIS CONSENT AND LETTER OF TRANSMITTAL, INSTRUMENTS OF TRANSFER AND ENDORSEMENTS; GUARANTEE OF SIGNATURES.

     If this Consent and Letter of Transmittal is signed by the registered Holder(s) of the Notes tendered hereby or with respect to which Consent is given, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Consent and Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Notes. If any of the Notes tendered hereby are registered in the name of two or more Holders, all such Holders must sign this Consent and Letter of Transmittal. If any of the Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Consents and Letters of Transmittal as there are different registrations of certificates. If this Consent and Letter of Transmittal or any Notes or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person's authority to so act must be submitted.

     When this Consent and Letter of Transmittal is signed by the registered Holders of the Notes listed and transmitted hereby, no endorsements of Notes or separate instruments of transfer are required unless payment is to be made, or Notes not tendered or purchased are to be issued, to a person other than the registered Holders, in which case signatures on such Notes or instruments of transfer must be guaranteed by a recognized member of the Medallion Signature Guarantee Program.

     IF THIS CONSENT AND LETTER OF TRANSMITTAL IS SIGNED OTHER THAN BY THE REGISTERED HOLDERS OF THE NOTES LISTED, THE NOTES MUST BE ENDORSED OR ACCOMPANIED BY APPROPRIATE INSTRUMENTS OF TRANSFER, IN EITHER CASE SIGNED EXACTLY AS THE NAME OR NAMES OF THE REGISTERED HOLDERS APPEAR ON THE NOTES AND SIGNATURES ON SUCH NOTES OR INSTRUMENTS OF TRANSFER ARE REQUIRED AND MUST BE GUARANTEED BY A MEDALLION SIGNATURE GUARANTOR, UNLESS THE SIGNATURE IS THAT OF AN ELIGIBLE INSTITUTION.

6. SPECIAL DELIVERY AND SPECIAL PAYMENT INSTRUCTIONS.

     If Notes in a principal amount not tendered or not accepted for purchase or the Purchase Price or the Consent Payment are to be issued in the name of a person other than the signer of this Consent and Letter of Transmittal or sent an address other than that shown above the appropriate 'Special Payment Instruction' box or 'Special Delivery Instructions' box on this Consent and Letter of Transmittal should be completed. All Notes tendered by book-entry transfer and not accepted for payment will be returned by crediting the account at DTC designated above as the account for which such Notes were delivered.

7. TAXPAYER IDENTIFICATION NUMBER.

     Each tendering Holder is required to provide the Depositary with the Holder's correct taxpayer identification number ('TIN'), generally the Holder's social security or federal employer identification number, on Substitute Form W-9, which is provided under 'Important Tax Information' below, or alternatively, to establish another basis for exemption from backup withholding. A holder must cross out item (2) in the Certification box on Substitute Form W-9 if such Holder is subject to backup withholding. Failure to provide the information on the form may subject the tendering Holder to 31% federal income tax backup withholding on the payment of the Purchase Price and the Consent Payment to the Holder or other payee. The box in Part 3 of the form should be checked if the tendering Holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Depositary is not provided with a TIN within 60 days, thereafter the Depositary will withhold 31% from all such payments with respect to the Notes to be purchased until a TIN is provided to the Depositary.

8. TRANSFER TAXES.

     The Company will pay all transfer taxes applicable to the purchase and transfer of Notes pursuant to the Tender Offers. If payment of the Purchase Price is to be made to, or if Notes not tendered or purchased are to be registered in the name of, any persons other than the registered owners, or if tendered Notes are registered in the name of any persons other than the persons signing this Consent and Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered Holder or such other person) payable on account of the transfer to such other person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

     Except as provided in this Instruction 8, it will not be necessary for transfer stamps to be affixed to the certificates listed in this Consent and Letter of Transmittal.

9. IRREGULARITIES.

     All questions as to the form of all documents and the validity (including time of receipt) and acceptance of the tenders and withdrawals of Notes and deliveries and revocations of Consents will be determined by the Company, in its sole discretion, which determination shall be final and binding. Alternative, conditional or contingent tenders or Consents will not be considered valid. The Company reserves the absolute right to reject any or all tenders of Notes that are not in proper form or the acceptance of which would, in the Company's opinion, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Notes or of delivery as to particular Consents. The Company's interpretations of the terms and conditions of the Tender Offers and the Solicitations (including the instructions in this Consent and Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of Notes or deliveries of Consents must be cured within such time as the Company determines, unless waived by the Company. Tenders of Notes shall not be deemed to have been made until all defects or irregularities have been waived by the Company or cured. A defective tender may, in the sole discretion of the Company, constitute a valid Consent and will be counted for purposes of determining whether Requisite Consents have been obtained, even if the accompanying Notes are not accepted for purchase by reason of such defect. None of the Company, the Depositary, the Dealer Manager, the Information Agent or any other person will be under any duty to give notice of any defects or irregularities in tenders of Notes or deliveries of Consents, or will incur any liability to Holders for failure to give any such notice.

10. WAIVER OF CONDITIONS.

     The Company expressly reserves the absolute right, in its sole discretion, to amend or waive any of the conditions to the Tender Offers or the Solicitations in the case of any Notes tendered or Consents delivered, in whole or in part, at any time and from time to time.

11. MUTILATED, LOST, STOLEN, OR DESTROYED CERTIFICATES FOR NOTES.

     Any Holder of Notes whose certificates for Notes have been mutilated, lost, stolen or destroyed should write to or telephone the Trustee at the address or telephone number set forth in the Offer to Purchase and Consent Solicitation under the caption 'The Tender Offers and The Solicitations -- Procedures for Tendering Notes and Delivering Consents -- Lost or Missing Certificates.'

12. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

     Questions relating to the procedure for tendering Notes and consenting to the Proposed Amendments and requests for assistance or additional copies of the Offer to Purchase and Consent Solicitation and this Consent and Letter of Transmittal may be directed to the Information Agent at its address and telephone numbers set forth below. Additional information about the Tender Offers and the Solicitations may be obtained from either the Dealer Manager or the Depositary, whose address and telephone numbers appear below.

                           IMPORTANT TAX INFORMATION

     Under federal income tax law, a Holder whose tendered Notes are accepted for payment is required to provide the Depositary (as payer) with such Holder's current TIN on Substitute Form W-9 below or otherwise establish a basis for exemption from backup withholding. If such Holder is an individual, the TIN is his or her Social Security number. If the Depositary is not provided with the correct TIN, the Holder or other payee may be subject to a $50 penalty imposed by the Internal Revenue Service, and payments, including the Purchase Price and any Consent Payment, made with respect to Notes purchased pursuant to the Tender Offers may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements also may result in the imposition of severe criminal and/or civil fines and penalties.

     Certain Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. A foreign person, including entities, may qualify as an exempt recipient by submitting to the Depositary a properly compiled Internal Revenue Service Form W-8, signed under penalties of perjury, attesting to that Holder's foreign status. A Form W-8 can be obtained from the Depositary. See the enclosed 'Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9' for additional instructions.

     If backup withholding applies, the Depositary is required to withhold 31% of any payments made to the Holder or other payee. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding on payments, including the Purchase Price and any Consent Payment made with respect to Notes purchased pursuant to the Tender Offers, the Holder is required to notify the Depositary of the Holder's current TIN by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such Holder is awaiting a TIN), and that (i) the Holder has not been notified by the Internal Revenue Service that the Holder is subject to backup withholding as a result of failure to report all interest or dividends or (ii) the Internal Revenue Service has notified the Holder that the Holder is no longer subject to backup withholding.

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
WHAT NUMBER TO GIVE THE DEPOSITARY

     The Holder is required to give the Depositary the TIN (e.g., Social Security number or employer identification number) of the registered owner of the Notes. If the Notes are registered in more than one name or are not held in the name of the actual owner, consult the enclosed 'Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9' for additional guidance on which number to report.

                             PAYER'S NAME: HARRIS TRUST COMPANY OF NEW YORK, AS DEPOSITARY

  SUBSTITUTE                    PART 1 -- PLEASE PROVIDE YOUR TIN IN THE BOX AT    Social Security Number(s) or
                                RIGHT AND CERTIFY BY SIGNING AND DATING BELOW      Employer Identification
                                                                                   Number(s) ---------------------

FORM W-9                        PART 2 -- CERTIFICATION -- Under penalties of perjury, I certify that:
DEPARTMENT OF THE TREASURY      (1) The number shown on this form is my correct taxpayer identification number (or I
INTERNAL REVENUE SERVICE        am waiting for a number to be issued for me), and
                                (2) I am not subject to backup withholding because:
PAYER'S REQUEST                 (a) I am exempt from backup withholding, or
FOR TAXPAYER                    (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject
IDENTIFICATION                  to backup withholding as a result of a failure to report all interest or dividends, or
NUMBER ('TIN')                  (c) the IRS has notified me that I am no longer subject to backup withholding.
                                CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

                                SIGNATURE........................................  PART 3 -- Awaiting TIN  [ ]
                                DATE.............................................

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY
      IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 31% OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFERS AND THE SOLICITATIONS. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
      PART 3 OF THE SUBSTITUTE FORM W-9.

                                 CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either
(1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal
Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature ...................................................    Date ..................................................

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
          Any questions or requests for assistance or additional copies of the Offer to Purchase, this Consent and Letter of Transmittal, the Notice of Guaranteed Delivery or other materials may be directed to the Information Agent at the address and telephone number set forth below.

                The Information Agent for the Tender Offers and
                           Consent Solicitations is:

                           BEACON HILL PARTNERS, INC.
                                90 Broad Street
                                   20th Floor
                              New York, N.Y. 10004
                           Telephone: (212) 843-8500
                           (800) 755-5001 (toll free)

          Beneficial owners may also contact either of the Dealer Manager at its telephone numbers set forth below or their broker, dealer, commercial bank or trust company for assistance concerning the Offer and the Consent Solicitation.

                The Dealer Manager for the Tender Offers and the
              Solicitation Agent for the Consent Solicitations is:

                              MERRILL LYNCH & CO.
                      World Financial Center, North Tower
                           New York, N.Y. 10281-1307
                           Telephone: (888) ML4-TNDR
                           (888) 654-8637 (toll-free)
                                 (212) 449-4914







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